Exhibit 10.1

            REVISED AND RESTATED EMPLOYMENT AGREEMENT


            REVISED and RESTATED AGREEMENT by and between International Multifoods Corporation, a Delaware corporation (the "Company") and Anthony Luiso (the "Executive"), dated as of the 17th day of September, 1993.

            WHEREAS, the Board of Directors of the Company (the "Board") has heretofore determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company;

            WHEREAS, the Board determined it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control;

            WHEREAS, to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits to be paid to the Executive are at least as favorable as those in effect at the time of the Change of Control and which are competitive with those of other corporations the Company and the Executive entered into an Employment Agreement dated as of August 19, 1988, as subsequently amended prior to the date hereof (the "Prior Employment Agreement"); and

            WHEREAS, the Board of Directors has determined that the Prior Employment Agreement should be amended in certain non-material respects, to more effectively achieve the intent of the parties thereto by, among other things, clarifying the definition of "Change of Control" and modifying the calculation of any payment made to the Executive as a result of any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, IT IS HEREBY AGREED THAT THE PRIOR
EMPLOYMENT AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

            1. Nature and Capacity of Employment. The Company hereby agrees to continue to employ the Executive as Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to the terms of this Revised and Restated Employment Agreement ("Employment Agreement") for the Employment Period (as defined in Section 2 hereof). The Executive agrees to continue to perform, or to hold himself available to perform under employment conditions similar to those in effect as of July 1, 1993, on a full-time basis, at the principal executive offices of the Company, the functions of the office of Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to the terms hereof.

            2. Term of Employment. This Employment Agreement shall commence on the date hereof and shall continue in effect through the last day of February, 1996; provided, however, that commencing on March 1, 1994, and on each March 1 thereafter, the term of this Employment Agreement (the "Employment Period") shall be automatically extended for one additional year beyond the then-current term of this Employment Agreement unless not later than February 1, 1994, and each February 1st thereafter, as applicable, the Company shall have given the Executive written notice that it does not wish to extend the Employment Period. If a Change of Control (as defined in Section 5) occurs during the Employment Period, then for all purposes of this Agreement, the Employment Period shall be extended to and shall end on the third anniversary of the date on which a Change of Control first occurs (the "Change of Control Date").

            3. Compensation. (a) Base Salary. (i) Prior to a Change of Control, the Company agrees and guarantees to pay to the Executive annual base salary for each year of the Employment Period, and for each year thereafter so long as the Executive continues to be employed by the Company, the amount of Five Hundred Thirty Thousand Dollars ($530,000), payable in semi-monthly installments. (Such annual base salary, as the same may from time to time and at any time be increased by appropriate action of the Company's Board of Directors, is herein referred to as the "Annual Base Salary".)

                  (ii) Following a Change of Control, the Executive shall receive an Annual Base Salary (payable in semi-monthly installments), at least equal to the highest Annual Base Salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Change of Control Date occurs. During the post Change of Control Employment Period, the Annual Base Salary shall be reviewed within 15 months after the last salary increase awarded to the Executive prior to the Change of Control Date and thereafter at least once every 15 months. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement, unless otherwise specifically provided, shall refer to the Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

            (b) Annual Bonus. During the Employment Period, in addition to Annual Base Salary, the Executive shall be entitled to participate in and receive incentive compensation under and as provided in the Company's Management Incentive Plan or any successor plan.

            (c) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all stock option, incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies.

            (d) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) (collectively referred to as "Welfare Benefits") to the extent applicable generally to other peer executives of the Company and its affiliated companies; provided, however, that in no event following a Change of Control shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at et time during the 120-day period immediately preceding the Change of Control Date or, if more favorable to the Executive, those provided generally at any time after the Change of Control Date to other peer executives of the Company and its affiliated companies.

            (e) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive.

            (f) Fringe Benefits. During the Employment Period, the Executive shall be entitled to continue to receive all fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the Employment Period.

            (g) Vacation. During the Employment Period, the Executive shall be entitled to four weeks paid vacation to be taken at the discretion of the Executive.

            4.  Termination of Employment During the Employment Period.
(a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 16(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

            (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

      (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

      (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which, in either event, is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph
(i) or (ii) above, and specifying the particulars thereof in detail.

            5.  Change of Control.   For the purpose of this Agreement,
a "Change of Control" shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section 5; or

            (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            6. Termination of Employment by Executive for Good Reason. Provided that a Change of Control shall have theretofore occurred, the Executive may terminate his employment with the Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

      (a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position as Chairman of the Board, President and Chief Executive Officer or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

      (b) any reduction in the Executive's Annual Base Salary as in effect immediately prior to the Change of Control Date, or if higher, the Executive's highest Annual Base Salary at any time after the Change of Control Date;

      (c) any reduction in any of the benefits provided the Executive pursuant to Sections 3(b), 3(c), 3(d), 3(e), 3(f) and 3(g) hereof, as in effect immediately prior to the Change of Control Date, or, if higher, as in effect at any time after the Change of Control Date, other than an isolated, insubstantial and inadvertent reduction not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

      (d) the Company's requiring the Executive to be based at any office or location more than 50 miles from the location where the Executive was employed immediately prior to the Change of Control Date, or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control Date;

      (e) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

      (f)  any failure by the Company to comply with and satisfy
Section 15(c) of this Agreement.

For purposes of this Section 6, any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, upon a Change of Control which results in any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the then outstanding securities of the Company, the Executive's employment may be terminated by the Executive, by written notice to the Company, stating the effective date of such termination and any such termination by the Executive shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

            7. Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 16(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            8. Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or such later date specified therein (which shall not be more than 30 days after the giving of such notice), as the case may be,
(ii) if the Executive's employment is terminated by the Company other than for Cause or death or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

            9. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or death or Disability or the Executive shall terminate employment for Good Reason:

      (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

      A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the bonus amount, at the "maximum level" of bonus opportunity approved by the Compensation Committee for the then fiscal year, under and pursuant to the Company's Management Incentive Plan (or any successor plan), but only to the extent not theretofore paid, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

      B. provided that the Executive's employment is terminated after a Change of Control, the amount equal to the product of (1) 2.5 and (2) the sum of (x) the Executive's Annual Base Salary in effect immediately prior to the Change of Control Date and (y) the average of the bonus awards paid to the Executive under the Company's
Management Incentive Plan for and with respect to the three completed fiscal years of the Company immediately preceding the Change of Control Date; and

      (ii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 9(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the Employment Period.

            (c)  Disability.    If the Executive's employment is
terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall continue in full force and effect, except that the right of the Executive to hold the positions set forth in
Section 1 hereof, and the obligation of the Executive to perform the duties associated therewith, shall end, and the Company, during the balance of the Employment Period (i) shall pay the Executive his Annual Base Salary (in the amount in effect immediately prior to the Disability Effective Date), reduced only by any amounts received by the Executive under any Company provided plan, policy or practice designed solely to provide disability income, and (ii) shall continue to provide the Executive with the rights and benefits contemplated by Sections 3(b) through 3(f) hereof, inclusive, without regard to whether the Executive is or continues to be an employee of the Company for purposes of any such plan, benefit or right.

            (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by the Executive, and (iii) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In either such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

            (e) In the event of a Change of Control, to provide security to the Executive for the payment of any amount payable by the Company to the Executive under this Agreement, the Company shall purchase, at its sole cost and expense, within ten days following the Change of Control Date, and effective as of the Change of Control Date, an annuity contract (the "Annuity Contract") from a nationally recognized insurance company, which will obligate such insurance company to pay unconditionally to the Executive, or his legal representatives, beneficiaries or estate, in a lump sum payment, on or before the date described in the following paragraph, the amount determined and calculated in accordance with the provisions of this Agreement; provided, however, that the Company shall have no obligation to purchase, and shall not, without the Executive's consent, so purchase the Annuity Contract until and unless the Company or the Executive shall have received either:

(i) a favorable ruling from the Internal Revenue Service to the effect that neither the purchase, issuance or the making of any payment or payments to the Executive under the Annuity
Contract shall result in the receipt, "constructive" or otherwise, by the Executive of any amount or payment contemplated or provided for in this Section 9(e) or in the Annuity Contract which would be includable in the gross income of the Executive for Federal income tax purposes until the date that the Executive actually receives such lump sum payment under the Annuity Contract; or

(ii) an opinion of tax counsel selected by independent auditors for the Company and acceptable to the Executive, that neither the purchase, issuance or the making of any payment or payments to the Executive under the Annuity Contract shall result in the receipt, "constructive" or otherwise, by the Executive of any amount or payment contemplated or provided for in this Section (e) or in the Annuity Contract which would be includable in the gross income of the Executive for Federal income tax purposes until the date that the Executive actually receives such lump sum payment under the Annuity Contract.

           In the event the employment of the Executive is terminated other than for Cause, death or Disability pursuant to the provisions of this Agreement, the Executive shall so advise the insurance company which issued the Annuity Contract, by written notice, mailed by United States registered mail, return receipt requested, postage prepaid, to such insurance company; and the insurance company which issued the Annuity Contract shall unconditionally pay to the Executive or his legal representatives, beneficiaries or estate, in a lump sum payment, within 20 days following the date that the Executive mails such written notice to such insurance company the full amount due the Executive pursuant to this Agreement.

           The obligations of the Company to pay to the Executive the amounts payable by the Company to the Executive under this Agreement, shall be satisfied to the extent of any payments made to the Executive under the Annuity Contract. To the extent that any amount payable to the Executive under such Annuity Contract is not paid to the Executive in full on the date due, the obligation of the Company to pay to the Executive the amounts payable by the Company under this Agreement, shall continue in full force and effect.

            10. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

            11. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

            12.  Certain Additional Payments and Acts by the Company.
(a) Anything in either this Agreement or in any other agreement or plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
12) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. If any other agreement between the Executive and the Company provides for payments by the Company similar in nature to the Gross-Up Payment provided for in this
Section 12(a), and the Executive receives such similar payments under such other agreement, then the Gross-Up Payment otherwise required hereunder shall be reduced to the extent necessary to avoid duplication of the benefit intended to be conferred upon the Executive by the making of a Gross-Up Payment pursuant to this Agreement.

            (b) Subject to the provisions of Section 12(c), all determinations required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 12, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 12(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) give the Company any information reasonably requested by the Company relating to such claim,

            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

            (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 12(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 12(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 12(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 12(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            13.  Retirement Benefits.

            (a)  Definitions.

            For purpose of this Section 13 only, the following terms shall have the meanings set forth below:

            "Actuarial Equivalent" shall mean a benefit of equivalent value when computed on the basis of mortality and interest rate assumptions recommended by the Actuary and approved by the Vice President - Finance and Chief Financial Officer or the Vice President and Controller of the Company.

            "Date of Disablement" shall mean the last day of employment preceding the total and permanent disability of the Executive as determined by Subsection 13(h)(i) hereof.

            "Disability Retirement Benefit" shall mean the benefit provided for in Section 13(h) hereof.

            "Early Retirement Benefit" shall mean the benefit computed in accordance with the provisions of Section 13(e) hereof.

            "ERP" shall mean the Employee's Retirement Plan of the Company, as amended, and each successor or replacement salaried employee's retirement plan.

            "ERP Retirement Benefit" shall mean the aggregate benefit payable to the Executive pursuant to ERP by reason of his termination of employment with the Company and all affiliates for any reason.

            "MBP" shall mean the Management Benefit Plan of the Company.

            "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the Executive's 65th birthday.

            "Supplemental Retirement Benefit" shall mean the benefit payable to the Executive pursuant to Section 13(b) hereof by reason of his termination of employment with the Company and all affiliates for any reason.

            (b) Supplemental Retirement Benefit. The Supplemental Retirement Benefit payable to the Executive in the form of a straight life annuity over the lifetime of the Executive, commencing on his Normal Retirement Date, shall be a monthly amount equal to the amount by which (i) below exceeds the sum of (ii) and (iii) below:

            (i) the monthly amount of the ERP Retirement Benefit to which the Executive would have been entitled under ERP if such benefit were computed as if the Executive were given three years of credited service on his date of hire with the Company and one additional year of credited service for each year of vesting service he accumulates with the Company during his first 12 years of service with the Company without regard to the limiting effects of Sections 401(a)(17), 415(b) or 415(e) of the Code;

            (ii) the monthly amount of ERP Retirement Benefit actually payable to the Executive under ERP, and

            (iii) the monthly amount payable to the Executive under MBP because of Code limitations under ERP.

The amounts described in (i), (ii) and (iii) shall be computed as of the date of termination of employment of the Executive with the Company and all affiliates in the form of a straight life annuity payable over the lifetime of the Executive only commencing on his Normal Retirement Date.

            (c) Form of Benefit. The Supplemental Retirement Benefit or the Early Retirement Benefit payable to the Executive shall be paid in the same form under which the ERP Retirement Benefit is payable to the Executive.

            Any of the benefits provided for in this Section 13 may, at the discretion of the Company, be paid in any form of Actuarial
Equivalent value.

            (d) Commencement of Benefit. Payment of the Supplemental Retirement Benefit to the Executive shall commence on the same date as payment of the ERP Retirement Benefit to the Executive commences.

            (e) Early Retirement or Termination of Employment. If the Supplemental Retirement Benefit commences prior to the Executive's attainment of age 62, the benefits payable to the Executive shall equal the Supplemental Retirement Benefit times a percentage from the following table:



            Age Benefits      Percentage of Supplemental
              Commence        Retirement Benefit Payable

            62 or older                  100%
            61                            98%
            60                            96%
            59                            94%
            58                            90%
            57                            86%
            56                            82%
            55                            78%

(NOTE: Use straight line interpolation for intermediate ages.)

No retirement benefit due the Executive pursuant to this Section 13 shall be payable prior to the attainment of age 55 by the Executive.

            (f) Establishment of Trust. A trust may be established by the Company for the purpose of assisting the Company in fulfilling its obligations to the Executive in connection with the Supplemental Retirement Benefit or the Early Retirement Benefit; provided, however, that the Executive shall have no beneficial rights to any of the assets in such trust and the assets of the trust shall be available to the general creditors of the Company.

            (g) Change of Control. (i) Notwithstanding any provisions to the contrary contained in this Section 13, upon the occurrence of a Change of Control, the fact and the date of which are to be determined finally and conclusively by the Chief Executive Officer of the Company or by the Vice President - Finance and Chief Financial Officer of the Company, to be evidenced by a letter signed by such officer, addressed and delivered to the Compensation Committee of the Board of Directors, the Company shall pay or cause to be paid, to the Executive under this
Section 13 in lieu of any other benefits (excluding benefits paid to the Executive prior to the date of a Change of Control) payable pursuant to
Section 13(b) hereof, automatically and simultaneously, without any further action, determination or notice of any kind, a lump sum determined and calculated in accordance with the following subject to adjustment pursuant to the provisions of this Section 13(g):

            A. if, on the date of the Change of Control, the Executive is not receiving Supplemental Retirement Benefit under this Section 13, the amount of such immediate lump sum payment shall be an amount equal to the present value of the Supplemental Retirement Benefit which would be payable with respect to the Executive under this Section 13 if his termination of employment occurred on the Change of Control Date (or on his Date of Termination, if earlier) and the Executive commenced receiving his Supplemental Retirement Benefit upon his attainment of age 55 (or, if he attained age 55 prior to the Change of Control Date, if he commenced receiving his Supplemental Retirement Benefit immediately following said date); and

            B. if, on the Change of Control Date, the Executive is receiving Supplemental Retirement Benefit under this
Section 13, the amount of such immediate lump sum payment shall be an amount equal to the present value of the remaining Supplemental Retirement Benefit payable with respect to the Executive (including both benefits to be paid during his lifetime and benefits, if any, payable following his death); and

            C. present values under A. and B. shall be determined utilizing the immediate annuity discount rate and the mortality rates of the Pension Benefit Guaranty Corporation or any successor corporation ("PBGC") applicable to pension plans terminating on the Change of Control Date.

            (ii) If a Change in Control occurs and both the Chief Executive Officer of the Company and the Vice President and Chief Financial Officer of the Company fail, for any reason whatsoever, to sign, address and deliver to the Compensation Committee of the Board of Directors the letter described above in this Section 13(g), such failure shall not affect in any manner the obligation of the Company or the full right, title and interest of the Executive to receive from the Company the full amount of the lump sum payment determined and calculated in accordance with the foregoing provisions of this Section 13(g), subject to adjustment pursuant to the gross-up provisions of Section 12 hereof, and the entitlement of the Executive to receive such sum from the Company shall be valid and enforceable by the Executive in any state or federal court having jurisdiction thereof.

            (h) Disability Retirement Benefit. (i) If the Executive retires after January 1, 1989 due to becoming totally and permanently disabled as hereinafter determined, the Executive shall, if such total and permanent disability continues uninterruptedly, be eligible to receive the Disability Retirement Benefit commencing on the first day of any month following the Executive's 55th birthday, but not later than the Normal Retirement Date, as selected by the Executive subject to the following rules:

            A. For the purposes of this Section 13(h), the Executive shall be deemed totally and permanently disabled (defined herein as "Disability") only when there shall be delivered to the Company the written opinion of a reputable, licensed physician or physicians, approved by the Company, that on account of the sickness, accident, ill health or other physical or mental disability, the Executive is, in the opinion of such physician or physicians, so disabled as to totally prevent the Executive from performing and discharging the duties of any gainful employment and that such disability is likely to be permanent. In lieu of such written opinion, the Company may accept or require, as proof of such total and permanent disability, evidence of the Executive's eligibility for disability benefits under the Federal Social Security Act. In determining Disability under this Section 13(h), the Company will utilize the same procedures and practice as used by the Company in administering the disability provisions of ERP and MBP.

            B. If the Executive shall become totally and permanently disabled on account of a self-inflicted injury, ailment or condition incurred in the Armed Forces of the United States or in employment of an employer other than the Company or any of its affiliated companies, the Executive shall not be entitled to the Disability Retirement Benefit hereunder.

            C. The Company shall have the right from time to time as it may reasonably determine to require the Executive to submit to a physical examination by a physician selected by it and to require submission of such other proof of continued disability as it may reasonably require.

            D. If a long term disability insurance program is maintained by the Company covering the Executive, the Company may act and rely upon the proofs and forms submitted under such insurance program in satisfaction of the requirements of this Section 13(h).

            (ii) The monthly amount of the Disability Retirement Benefit shall be an amount equal to the Supplemental Retirement Benefit calculated as provided in Section 13(b), as of the Date of Disablement as if the Executive had continued to be employed by the Company for the period ending with the date Disability Retirement Benefit commences or the Date of Disablement, whichever produces the higher amount, and multiplied by a factor based upon the Executive's attained age at the date Disability Retirement Benefit is to commence as set forth in this
Section 13(h). Any amounts payable to the Executive under this Section 13(h) shall be inclusive of any insured amounts provided to the Executive other than the group term disability program maintained by the Company.

            (iii) The basic form of Disability Retirement Benefit shall be a pension payable monthly for the lifetime of the Executive, with the first such monthly payment to be due on the date selected by the Executive as set forth above in this Section 13(h) and the last such payment to be that due on the first day of the month in which the Executive's death shall occur.

            In lieu of the basic form of Disability Retirement Benefit, the Executive may elect to convert the Disability Retirement Benefit into an Actuarial Equivalent form of payment; provided however that if the Executive has a spouse at the Date of Disablement, the Executive shall be deemed to have selected a joint and survivor annuity on the date the Disability Retirement Benefit commences unless the Executive and his spouse explicitly elect to the contrary, in the presence of a member or agent of the Company, or a notary public.

            (i) Spouse Benefit. (i) If the Executive dies on or after the date that the Executive attains age 55 and is survived by a spouse, it shall be assumed that the Executive retired on the first day of the month in which the Executive's death occurred, and that the Company had approved a conversion of the life annuity to a joint and survivor option, with the surviving spouse as joint annuitant, provided for 100% continuation of income to the surviving spouse. The income to the Executive's surviving spouse shall commence on the first day of the month following the Executive's death.

            (ii) If the Executive dies after 5 years of deemed service pursuant to Section 13(b)(i) but prior to age 55 and is survived by a spouse, a benefit shall be calculated under Section 13(b), based on deemed service to date of death, and it shall be assumed that an amount equivalent to this benefit would have commenced on the first day of the month following the date the Executive would have attained age 55, such survivor benefit shall be payable as a life only annuity to the Executive's surviving spouse commencing on the first day of the month following the date that the Executive would have attained age 55.

            (j) No Effect on Employment Rights. Nothing contained in this Section 13 will confer upon the Executive the right to be retained in the service of the Company beyond the rights otherwise contained in this Employment Agreement nor limit any additional right of the Company to discharge or otherwise deal with the Executive without regard to the existence of this Section 13.

            (k)  Spendthrift Provision.  No benefit payable under this
Section 13 shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under this Section 13.

            (l) Credited Service - Management Benefit Plan. Effective as of November 18, 1988, pursuant to Section 3.3 of the MBP, the Executive is credited with nine years of vesting service under MBP, such nine years being the number of years of service of the Executive with the Beatrice Companies, Inc."

            14. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all non-public, confidential or proprietary information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 14 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

            15. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            16. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:

                  Mr. Anthony Luiso, Chairman of the Board,
                        President and Chief Executive Officer
                  International Multifoods Corporation
                  33 South Sixth Street
                  P.O. Box 2942
                  Minneapolis, MN  55402

            If to the Company:

                  International Multifoods Corporation
                  33 South Sixth Street
                  P.O. Box 2942
                  Minneapolis, MN  55402

                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 6 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                              Anthony Luiso
                              Anthony Luiso


                             International Multifoods Corporation



                              By  Robert F. Maddocks
                                  Robert F. Maddocks,
                                  Vice President - Human Resources

                                                          Exhibit 10.2

            REVISED AND RESTATED SEVERANCE AGREEMENT



            AGREEMENT by and between International Multifoods
Corporation, a Delaware corporation (the "Company") and _________
_________ (the "Executive"), dated as of the ___ day of _______, 1993.

            WHEREAS, the Board of Directors of the Company (the
"Board"), has heretofore determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company;

            WHEREAS, the Board determined it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control;

            WHEREAS, to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits to be paid to the Executive are at least as favorable as those in effect at the time of the Change of Control and which are competitive with those of other corporations the Company and the Executive entered into a Severance Agreement dated as of ______________ (the "Prior Severance Agreement"); and

            WHEREAS, the Board of Directors has determined that the Prior Severance Agreement should be amended in certain non-material respects, to more effectively achieve the intent of the parties thereto by, among other things, clarifying the definition of "Change of Control" and modifying the calculation of any payment made to the Executive as a result of any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, IT IS HEREBY AGREED THAT THE PRIOR SEVERANCE AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS
FOLLOWS:

            1. Certain Definitions. (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

            (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

            2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section 2; or

            (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

            4. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those held, exercised and assigned immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

                  (ii) During the Employment Period, and excluding any periods of vacation or sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

            (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid, in semi-monthly installments, equal to the higher of (a) the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies immediately preceding the month in which the Effective Date occurs, or (b) the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies during the Employment Period. During the Employment Period, the Annual Base Salary shall be reviewed no more than 15 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least every 15 months. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  (ii) Annual Bonus. During the Employment Period, the Executive shall be entitled to participate in, and receive compensation under and as provided in the Management Incentive Plan of the Company or any successor plan.

                  (iii)  Incentive, Savings and Retirement Plans.
During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date.

                  (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date.

                  (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date.

                  (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date.

                  (vii)  Office and Support Staff.  During the
Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date.

                  (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

            5. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

            (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

            (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which, in either such case, is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

            (c) Good Reason. The Executive's employment may be terminated by the Executive during the Employment Period for Good
Reason.  For purposes of this Agreement, "Good Reason" shall mean:

            (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (ii) any (A) reduction in the Executive's Annual Base Salary as in effect immediately prior to the Effective Date, or, if higher, the Executive's highest Annual Base Salary at any time during the Employment Period or (B) failure by the Company to comply with any of the provisions of Section 4(b)(ii) through
(vii) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section
4(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

            (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (v)  any failure by the Company to comply with and satisfy
Section 11(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

            (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
(ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
(iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

           6. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

            A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) bonus amount to which the Executive is entitled pursuant to the Company's Management Incentive Plan
(or any successor plan), but only to the extent not theretofore paid and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

            B. the amount equal to the product of (1) 2.5 and (2) the sum of (x) the Executive's Annual Base Salary in effect immediately prior to the Effective Date and (y) the average of the bonus awards paid to the Executive under the Management Incentive Plan of the Company for and with respect to the three fiscal years of the Company immediately preceding the Change of Control; provided, however, if the Executive has been employed by the Company for less than three fiscal years as of the Change of Control, and has received less than three bonus awards, the average of the bonus awards under the Management Incentive Plan of the Company, or any successor plan, for such shorter period shall be determined by dividing the total of the bonus awards paid to the Executive by the number of fiscal years of the Company (with any portion of such fiscal year to be treated as a full fiscal year for the purpose of determining the denominator) during which the Executive was a participant in the Management Incentive Plan, but excluding the fiscal year in which the Change of Control occurs; and

            C. all amounts to which the Executive is entitled pursuant to the Company's Management Benefit Plan (or any successor plan), but only to the extent not theretofore paid;

            (ii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

            (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date.

            (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by the Executive, and (iii) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

            7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

            8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

            9.  Certain Additional Payments by the Company.
(a) Anything in either this Agreement or in any other agreement or plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. If any other agreement between the Executive and the Company provides for payments by the Company similar in nature to the Gross-Up Payment provided for in this Section 9(a), and the Executive receives such similar payments under such other agreement, then the Gross-Up Payment otherwise required hereunder shall be reduced to the extent necessary to avoid duplication of the benefit intended to be conferred upon the Executive by the making of a Gross-Up Payment pursuant to this Agreement.

            (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) give the Company any information reasonably requested by the Company relating to such claim,

            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

            (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            10. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all non-public confidential and proprietary information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

            11. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:




            If to the Company:

                  International Multifoods Corporation
                  33 South Sixth Street
                  P. O. Box 2942
                  Minneapolis, MN  55402

                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Effective Date, the Executive's employment may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede the Prior Severance Agreement between the parties with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of


Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                              ___________________________________
                                          [Executive]


                              INTERNATIONAL MULTIFOODS
                              CORPORATION



                        By  _______________________________

                                                       EXHIBIT 10.3

                   MANAGEMENT INCENTIVE PLAN

                              OF

             INTERNATIONAL MULTIFOODS CORPORATION



       Approved by the Board of Directors of International
           Multifoods Corporation on March 22, 1991

         Amended and Restated as of September 17, 1993



            The purpose of the Management Incentive Plan of International Multifoods Corporation (the "Plan") is to provide incentive and reward to officers and other key management employees of International Multifoods Corporation and its subsidiaries who contribute conspicuously to the success of the corporate enterprise by their industry, creativity, ability or exceptional service.

Section 1.  Definitions

            For purposes of the Plan, the following terms have the meanings set forth below:

            "Award Year" means the fiscal year of Multifoods with respect to which a Bonus Award is granted.

            "Board of Directors" means the Board of Directors of International Multifoods Corporation.

            "Bonus Award" means the amount of incentive compensation granted to a Participant pursuant to Section 3 hereof.

            "Committee" means the Compensation Committee of the Board of Directors or such other committee of directors as may be designated by the Board of Directors to administer the Plan.

            "Incentive Compensation Accrual" has the meaning set forth in Section 4 hereof.

            "MIP Change in Control of Multifoods" has the meaning set forth in Section 3(e) hereof.

            "Multifoods" means International Multifoods Corporation.

            "Participant" means any individual, including any officer, employed on a regular, full-time, salaried basis by Multifoods or any of its subsidiaries, designated by the Committee pursuant to Section 2 hereof.

Section 2.  Participants

            During the existence of the Plan, the Committee shall designate the Participants for each Award Year. The Committee, in designating Participants, shall give consideration to recommendations submitted to it by the Chief Executive Officer of Multifoods. The Committee may delegate authority to the Chief Executive Officer of Multifoods to designate Participants for a specified Award Year, subject to the following:

(i) the aggregate amount of Bonus Awards to be granted to such Participants shall not exceed the amount determined by the Committee with respect to such Award
Year; and

(ii)  the Participants designated by the Chief Executive
Officer of Multifoods shall not be individuals designated as Participants for such Award Year by the Committee.

Section 3.  Determination of Bonus Awards

            (a) The Committee, in the exercise of its discretion, shall determine (i) the amount of the Bonus Award for each Participant (subject to the condition that in no event shall the amount of any Bonus Award exceed one hundred percent (100%) of such Participant's base annual salary), and (ii) the criteria and/or objectives to be met by the Participant and/or Multifoods or any of its operating businesses as a condition to payment of any amounts under the Plan. For purposes of this Section 3(a), the term "base annual salary" means the annual rate of the salary being paid by Multifoods and its subsidiaries to an employee as of the last day of the Award Year, for services rendered during the Award Year, exclusive of commissions, fringe benefits, expense allowances, Bonus Awards and other similar payments or benefits.

            (b) In determining the Bonus Award for each Participant and the criteria and/or objectives to be met by the Participant and/or Multifoods or any of its operating businesses as a condition to payment of such Bonus Award, the Committee shall also give consideration to recommendations submitted to it by the Chief Executive Officer of Multifoods.

            (c)  Unless the Committee determines otherwise,

(i) the designation of a Participant by the Committee and/or the establishment of criteria or objectives to be met by the Participant and/or Multifoods or any of its operating businesses as a condition to payment of any amounts under the Plan (A) shall not be deemed to be the grant of a Bonus Award, and (B) shall not entitle the Participant to any amount under the Plan, and

(ii) a Bonus Award shall be deemed to be granted to a Participant (A) upon determination by the Committee that all criteria and/or objectives to be met by the Participant and/or Multifoods or any of its operating businesses as a condition to payment of such Bonus
Award have been met, and (B) the Committee has directed payment of the Bonus Award.

            (d) Unless the Committee determines otherwise, as a condition to receiving the payment of a Bonus Award a Participant must continue in the employ of Multifoods or a subsidiary of Multifoods as of the date such Bonus Award is granted and payment is authorized by the Committee. In the event a Participant continues in the employ of Multifoods or a subsidiary of Multifoods as of the last day of an Award Year but does not continue in the employ of Multifoods or a subsidiary of Multifoods on the date Bonus Awards for such Award Year are granted as a result of disability, death or retirement or for such other reason acceptable to the Committee, the Committee may, in its discretion, determine that the Participant is entitled to receive the Bonus Award which would have otherwise been payable to the Participant if such Participant had continued in the employ of Multifoods or a subsidiary of Multifoods as of the date such Bonus Award is granted. In the event a Participant does not continue in the employ of Multifoods or a subsidiary of Multifoods as of the last day of an Award Year as a result of disability, death or retirement or for such other reason acceptable to the Committee, the Committee may, in its discretion, determine that the Participant is entitled to receive a prorata portion (through the date of termination of employment of such Participant) of the Bonus Award which would have otherwise been payable to the Participant if such Participant had continued in the employ of Multifoods or a subsidiary of Multifoods as of the last day of an Award Year and as of the date such Bonus Award is granted.

            (e) Notwithstanding anything to the contrary contained in the Plan, following an MIP Change in Control of Multifoods, each Participant shall be entitled to the following immediate payment:

(i) in the event the MIP Change in Control of Multifoods occurs during the first six months of the Award Year, 100% of the amount of Bonus Award which would have otherwise been paid to the Participant for the Award
Year in which the MIP Change in Control of Multifoods occurs, such amount to be determined as if the target performance objectives required to be met by the Participant and/or Multifoods or any of its operating businesses as a condition to payment of a Bonus Award to the Participant had been met;

(ii) in the event the MIP Change in Control of Multifoods occurs during the last six months of the Award Year, 100% of the amount of Bonus Award which would have otherwise been paid to the Participant for the full
Award Year in which the MIP Change in Control of Multifoods occurs, such amount to be determined based upon the greater of the following:

(A) an amount determined as if the target performance objectives required to be met by the Participant and/or Multifoods or any of its operating businesses as a condition to payment of a Bonus
Award to the Participant had been met, or

(B) an amount determined based upon the anticipated results relating to the performance objectives required to be met by the Participant and/or
Multifoods or any of its operating businesses as a condition to payment of a Bonus Award to the Participant for the Award Year in which the MIP
Change In Control of Multifoods;

            For purposes of the Plan, the term "MIP Change in Control of Multifoods" means any one of the following:

(i)  the acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act")) (a "Person") of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Multifoods
(the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of Multifoods entitled to vote generally in the election of directors (the "Outstanding Voting
Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a MIP Change of Control: (A) any acquisition directly from Multifoods, (B) any acquisition by Multifoods, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Multifoods or any corporation controlled by Multifoods or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this sentence; or

(ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Multifoods (a
"Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting
Securities immediately prior to such Business
Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns
Multifoods or all or substantially all of Multifoods' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business
Combination of the Outstanding Common Stock and
Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Multifoods or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business
Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the shareholders of Multifoods of a complete liquidation or dissolution of Multifoods.

            (f) The Committee, in the exercise of its discretion, shall also determine whether any Bonus Award shall be paid in a lump sum or in installments in equal or varying amounts over a period of not more than five years. Lump sum awards shall be paid to the Participant within three months after the close of the applicable Award Year. In the case of installment awards, the first installment shall be paid within three months after the close of the applicable Award Year, and the remaining installments shall be paid at the times and in the amounts determined by the Committee. All remaining installments shall be retained by Multifoods, pending payment thereof Amounts so retained shall be treated by Multifoods as if they were the property of Multifoods for all purposes, and the only liability of Multifoods therefor shall be to pay cash installments to the Participant when and as they become due in accordance with the Bonus Award. Unless the Committee determines otherwise, Multifoods shall not be liable for any interest on any amounts so retained.

            (g) Unless the Committee determines otherwise, if a Participant granted a Bonus Award payable in installments voluntarily terminates his or her employment, he or she shall forfeit any remaining unpaid installments; provided, that when the Committee determines it would serve the best interests of Multifoods and its subsidiaries, the Committee may waive the forfeiture in whole or in part. In addition, the Committee may accelerate payment of unpaid installments. In the event of termination of employment resulting from death or disability, or from retirement under circumstances entitling the Participant to retirement benefits under the Employees' Retirement Plan of Multifoods or under any retirement plan of Multifoods or of a subsidiary of Multifoods, the balance of the Bonus Award which remains unpaid at that time will be paid to the Participant in the same manner as if he or she were still employed, or, in the event of his or her death, in the same manner as if he or she were still living. The Committee, in its discretion, may accelerate such payments in such cases.

Section 4.  Incentive Compensation Accrual

            Multifoods shall create and maintain an Incentive Compensation Accrual for each Award Year beginning March 1, 1991 and thereafter adequate to pay all Bonus Awards for such Award Year, which Incentive Compensation Accrual shall be accrued during such Award Year based upon the projected performance of Multifoods and its operating businesses and/or any other criteria established by the Committee with respect to Bonus Awards for such Award Year.

Section 5.  Payment of Bonus Awards

            All Bonus Awards shall be payable in cash and the amount of all Bonus Awards paid shall be charged to the Incentive Compensation Accrual.

Section 6.  Powers of Committee

            The Committee shall have full power and authority to interpret and administer the Plan. Any decisions, determinations or actions made or taken by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes.

Section 7.  Extension, Amendment or Termination

            The Board of Directors shall have the power to suspend or discontinue the Plan, in whole or in part, at any time, and, from time to time, to extend, modify, amend or revise the Plan in such respects as the Board of Directors, by resolution, may deem advisable. The fact that a director is, has been, or will be, a Participant in the Plan shall not disqualify him or her from voting as a director for or against a suspension, discontinuance, extension, modification, amendment or revision of the Plan or any part thereof.

Section 8.  No Right to Continued Employment

            Nothing in the Plan or the grant of any Bonus Award shall be interpreted to confer upon the Participant any right with respect to continuance of employment by Multifoods or any subsidiary of Multifoods, nor shall the Plan or the grant of any Bonus Award interfere in any way with the right of Multifoods or any subsidiary of Multifoods to terminate the employment of the Participant at any time.





                                                        EXHIBIT 10.4


                         MANAGEMENT BENEFIT PLAN OF



                    INTERNATIONAL MULTIFOODS CORPORATION



                    Restated Effective September 17, 1993


                         MANAGEMENT BENEFIT PLAN OF
                 INTERNATIONAL MULTIFOODS CORPORATION


                              SECTION 1.
                             Declaration

      1.1 The Management Benefit Plan of International Multifoods Corporation was established as of April 1, 1977, and is amended and restated in this document, as a means of providing retirement and other benefits to a select group of executives of International Multifoods Corporation and its consolidated subsidiaries.

      1.2 This September 17, 1993 restatement shall apply to Participants actively employed on or after that date. The March 1, 1990 restatement shall control as to benefits to Participants terminated prior to September 17, 1993 and on or after March 1, 1990. The July 1, 1987 restatement and prior plan documents shall control as to benefits to Participants terminated prior to March 1, 1990.

      1.3 This Plan has been established and will be maintained as a non-qualified form of executive deferred compensation, in accordance with Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.


                               SECTION 2.
                              Definitions

      2.1 The terms defined in this Section 2 shall, for all purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

            2.1.1 "Accrued Benefit" means the Normal Retirement Benefits multiplied times a fraction (not to exceed "1.00"), the numerator of which is equal to the Service of a Participant and the denominator of which is equal to what that Service would have been had the Participant remained an active Employee until Normal Retirement Age.

            2.1.2 "Actuary" means an Enrolled Actuary under the Employee Retirement Income Security Act of 1974, appointed and compensated by the Company.

            2.1.3 "Actuarial Equivalent" means a benefit of equivalent value when computed on the basis of mortality and interest rate assumptions recommended by the Actuary and approved by the Vice President - Finance and Chief Financial Officer or the Vice President and Controller of the Company.

            2.1.4      "Affected Participant" means:

(a) any Participant who is an Employee on the Date of a Change in Control of the Company except any Participant who has delivered to the Company, prior to the Date of Change in Control of the Company, a signed letter stating that such Participant has elected not to receive the lump sum payment contemplated and provided for in Section 5.6 hereof in the event of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company at any time prior to the Date of a change in Control of the Company; and

(b) any Participant who: (i) on the Date of a Change in Control of the Company is a retired Employee, or a former Employee who at the time of termination of employment was vested in the Normal Retirement
Benefit, or the beneficiary of any such retired
Employee or former vested Employee ("Retired
Employee"), and (ii) has delivered to the Company, prior to the Date of a Change in Control of the Company, a signed letter electing to receive, upon the occurrence of a Change in Control of the Company, in the form of a lump sum, the benefits payable to such Participant as of the Date of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company, at any time prior to the Date of a Change in Control of the Company.

            2.1.5 "Bonus or "Bonuses" means (in U.S. dollars based on the average currency rates used in translating statements of earnings into U.S. dollars for the Company's consolidated financial statements for the fiscal year in which the bonus was earned, and whether or not deferred or waived as to payment):

(a)  the amounts awarded to an Employee under the Management
Incentive Plan of International Multifoods
Corporation, effective as of March 1, 1970, as amended, and as may be amended from time to time;

(b) the amounts of incentive awards approved by the Committee awarded to an Employee designated by the Board of Directors of International Multifoods
Corporation, or by the Committee, as a Participant under this Plan and also designated by the Committee as a participant under and pursuant to the Management
Bonus Program - General of International Multifoods
Corporation approved by the Committee for and with respect to a specific calendar year or fiscal year of International Multifoods Corporation;

(c) the amounts of incentive awards approved by the committee awarded to an Employee designated by the Board of Directors of International Multifoods
Corporation, or by the Committee, as a Participant under this Plan and also designated by the Committee as a participant under and pursuant to the Management
Bonus Program of Robin Hood Multifoods Inc., a wholly-owned subsidiary of International Multifoods
Corporation or the Management Bonus Program of Molinos
Nacionales C.A. ("MONACA"), a Venezuelan subsidiary of
International Multifoods Corporation, approved by the Committee for and with respect to a specific calendar or fiscal year of Robin Hood Multifoods Inc. or Molinos Nacionales C.A. ("MONACA"), respectively, as applicable; and

(d) the amounts paid as incentive awards to an Employee designated by the Board of Directors of International
Multifoods Corporation, or by the Committee, as a Participant under this Plan, employed in a country other than the United States, Canada or Venezuela, for and with respect to any designated calendar or fiscal year, if and to the extent that any such incentive award is expressly designated by the Committees as a "Bonus", as that term is defined in and for the purposes of this Plan.

            2.1.6 "Bonus Base" means the average of the highest five (5) or less Bonuses awarded an Employee during the last ten
(10) years of employment with the Employer.  From and after March
1, 1990, but not applicable to Employees who are Participants before that date, unless the Committee prescribes otherwise, only bonuses paid while a Participant shall be included in the Bonus Base.

      In calculating Bonus Base, the denominator shall be "5" in all circumstances.

            2.1.7 "Change in Control of the Company" means any one of the following:

(a)  the acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act")) (a "Person") of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company
(the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting
Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control of the Company:
(i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section 2.1.7; or

(b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent
Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company;
provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a
"Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting
Securities immediately prior to such Business
Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common
Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent
Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business
Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            2.1.8 "Committee" means the Compensation Committee of the Board of Directors of International Multifoods Corporation, or its successor group.

            2.1.9 "Company" or "Multifoods" means International Multifoods Corporation, a Delaware corporation, and its successors and assigns.

            2.1.10      "DICAP" means the Deferred Income Capital
Accumulation Plan for Executives of International Multifoods
Corporation.

            2.1.11 "Disabled" or "Disability" means a condition described in Section 5.3 of this Plan.

            2.1.12      "Effective Date" means April 1, 1977.

            2.1.13 "Employee" means any person including any officer, employed on a regular, full-time, salaried basis by the Employer.

            2.1.14 "Employer" means the Company or any of its subsidiaries.

            2.1.15 "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of age sixty-five (65).

            2.1.16 "Normal Retirement Benefit" means an annual income payable for life in an amount equal to 5O% of the Bonus Base, plus (unless otherwise restored by the Company) the amount by which the aggregate amount of benefits, calculated on an annual basis, which a Participant would otherwise have been entitled to receive under and pursuant to the terms and conditions of the Employees' Retirement Plan of International Multifoods Corporation ("ERP"), as amended, are reduced as a result of amendments to ERP to comply with the Internal Revenue Code of 1986, as amended, or as a result of the direct application of said Code or regulations applicable thereto. Normal Retirement Benefit shall also include any ERP reduction caused by a salary deferral, whether under DICAP or such other deferral or waiver arrangements as may be approved by the Committee, or any extra benefits approved by the Committee resulting from a special service award which would, but for its "qualified plan" status, have been paid under ERP.

            2.1.17 "Participant" means an Employee who has been designated by the Board of Directors of Multifoods, or the Committee, to participate in this Plan in accordance with the provision of Section 4 of this Plan.

            2.1.18 "Plan" means this Management Benefit Plan, as originally adopted or, if amended or supplemented or restated, as so amended or supplemented or restated.

            2.1.19 "Service" shall have the respective meaning specified in Section 3 of this Plan.


                               SECTION 3.
                                Service

      3.1      Service shall be used to determine vesting under
Section 4.2 of this Plan, and to calculate the Accrued Benefit under
Section 2.1.1.

      3.2 "Service" as used in this Plan shall refer to the period of years and fractions of a year between the most recent date that an Employee is made a Participant and the first to occur of that Employee's death, disability, termination of employment or retirement. Employees who were Participants before March 1, 1990 receive Service credit from dates of hire, unless specified otherwise by the Committee. Fractions of a year, for purposes of this Plan, shall be based upon complete months of employment.

      3.3 At the discretion of the Committee, a period of employment with the Employer prior to the most recent date of hire or prior to date of participation may be included as Service. Also, at the discretion of the Committee, an Employee's period of service, or any part thereof, with a company, of which the assets or stock have been acquired by the Employer, may be included as Service.

      3.4      In no event shall Service exceed twenty-five (25) years.

      3.5 Service shall include a leave of absence, but for purposes of this Plan, such period shall not exceed one (1) year, unless otherwise determined by the Committee.


                                SECTION 4.
                          Eligibility and Vesting

      4.1      ELIGIBILITY

            4.1.1 Any executive of the Employer shall be eligible for consideration as a Participant in this Plan.

            4.1.2 It shall be the prerogative of the Board of Directors of Multifoods, or the Committee, to designate an Employee as a Participant under this Plan. The Board of Directors of Multifoods, or the Committee, in designating Participants shall give full consideration to recommendations submitted by the Chairman of the Board of Directors of Multifoods. Upon such designation by the Board of Directors of Multifoods, or the Committee, the Employee shall, subject to the benefit provisions contained in Section 5 of this Plan, participate in this Plan based on Service and based on Bonuses awarded to the Employee.

            4.1.3 An Employee designated as a Participant under this Plan will continue as a Participant under this Plan until death, termination of employment, or until removed from participation by the Board of Directors of Multifoods, or by the Committee.

      4.2      VESTING

            4.2.1 A Participant shall be vested in the Normal Retirement Benefit at the earliest to occur of the following events:

(a) the date that the Participant completes ten (10) Years of Service;

(b) the date that the Participant's attained age in years and fractions of a year, plus Service in years and fractions of a year, equals sixty (60); or

(c)  the date specified in Section 9.5.


                               SECTION 5.
                                Benefits

      5.1      NORMAL RETIREMENT

            5.1.1 The Normal Retirement Benefit shall commence at Normal Retirement Age.

            5.1.2 The Normal Retirement Benefit may, at the discretion of the Committee, be payable in a form other than life income, and may be payable more frequently than annually. Notwithstanding a change in the form or frequency of payments of the Normal Retirement Benefit, the value of the payments payable to the retired Participant shall be the Actuarial Equivalent of the annual life income.

      5.2      EARLY RETIREMENT OR TERMINATION OF EMPLOYMENT

            If a Participant who is vested elects to retire or terminate employment prior to Normal Retirement Age, then in such event, the retirement benefit due such Participant shall be payable, at the discretion of the Committee, either on the first day of the month coincident with or next following the Participant's termination of employment with the Employer, or at some other date not later than the Participant's Normal Retirement Age; provided, however, that, except as specifically provided otherwise herein, no retirement benefit due such Participant shall be payable prior to the attainment by such Participant of age fifty-five (55). The retirement benefit due such Participant shall equal the Normal Retirement Benefit times a percentage from the following table:



            Age Benefits                    Percentage of Normal
            Commence                        Retirement Benefit Payable

            62 or older                               100%
            61                                         98%
            60                                         96%
            59                                    .... 94%
            58                                         90%
            57                                         86%
            56                                         82%
            55                                         78%

(NOTE:  Use straight line interpolation for intermediate ages.)

      5.3      DISABILITY

            If the Committee determines that a Participant has become Disabled, and the Disability occurs prior to the Participant's attainment of age fifty-five (55) and subsequent to the date such Participant is vested, as determined in Section 4.2 of this Plan, the Accrued Benefit shall be payable to the Disabled Participant commencing as of the date of Disability, as such date is determined by the Committee. For purposes of this Plan, a Participant shall be delivered to the Committee the written opinion of a reputable, licensed physician or physicians, approved by the Committee, stating to the effect that on account of the sickness, accident, ill health or other physical or mental disability, such a Participant is, in the opinion of such physician or physicians, so disabled as totally to prevent the Participant from performing and discharging the duties of the position held by the Participant immediately prior to the occurrence of the Disability, and that such Disability is likely to be permanent.

      5.4      SPOUSE BENEFIT

            If a Participant dies on or after the date that such Participant becomes vested or attains age 55 and is survived by a spouse, it shall be assumed the Participant had terminated or retired on the first day of the month in which the Participant's death occurred, and that the Committee had approved a conversion of the life annuity to a joint and survivor option, with the surviving spouse as joint annuitant, providing for one hundred percent (100%) continuation of income to the surviving spouse. The income to the surviving spouse shall commence on the latest of the following dates:

(i) the first day of the month following the Participant's death;

(ii) the first day of the month following the date that such Participant would have attained age 55; or

(iii) the first day of the month following the date that such Participant's attained age in years and fractions of a year, plus Service in years and fractions of a year, equals, or would have equaled, sixty (60).

      The Committee may approve an Actuarial Equivalent form of income payable to the surviving spouse.

      5.5      OPTIONS

            Any of the benefits provided for in this Plan may, at the discretion of the Committee, be paid in any form of Actuarial Equivalent value.

      5.6      CHANGE IN CONTROL OF THE COMPANY

            Notwithstanding any provisions to the contrary contained in this Plan, upon the occurrence of a Change in Control of the Company, the fact and the date ("Date") of which is to be determined finally and conclusively by the Chief Executive Officer of the Company or by the Vice-President - Finance and Chief Financial Officer of the Company, to be evidenced by a letter signed by such officer, addressed and delivered to the Committee, the Company shall pay, or cause to be paid, to each Affected Participant under this Plan in lieu of any benefits (excluding benefits paid to any Affected Participant prior to the date of a Change in Control of the Company) payable pursuant to Sections 5.1 through 5.4 hereof, automatically and simultaneously, without any further action, determination or notice of any kind, and whether or not such Affected Participant is vested under the provisions of Section 4.2.1 hereof, a lump sum determined and calculated in accordance with the following, subject to adjustment pursuant to the provisions of Section 3.7 hereof:

(a) if, on the Date of the Change in Control of the Company, the Affected Participant is an Employee and is vested in the Normal Retirement Benefit pursuant to
Section 4.2.1 hereof, the amount of such lump sum payment shall be an amount equal to the greater of the present value (utilizing the immediate annuity discount rate and the mortality rates of the Pension
Benefit Guarantee Corporation or any successor corporation ("PBGC") applicable to qualified pension plans terminating on the Date of the Change in Control of the Company) of (i) the Affected Participant's
Normal Retirement Benefit times the applicable percentage from the following table:

                  Age of Affected             Percentage Applicable
                  Participant on the          to the Affected
                  Date of the Change in       Participant's Normal
                  Control of the Company      Retirement Benefit

                  62 or older                         100%
                  61                                   98%
                  60                                   96%
                  59                                   94%
                  58                                   90%
                  57                                   86%
                  56                                   82%
                  55                                   78%

(NOTE: For ages under 55, reduce % by 4 per year; use straight line interpolation for fractional ages)

and (ii) the Accrued Benefit applicable to such Affected Participant; or

(b) if, on the Date of the Change in Control of the Company, the Affected Participant is an Employee but is not vested in the Normal Retirement Benefit pursuant to Section 4.2.1 hereof, the Affected
Participant shall be vested in the Accrued Benefit applicable to such Affected Participant, and the amount of such lump sum payment shall be an amount equal to the present value (as determined in (a) above) of the Accrued Benefit applicable to such Affected Participant; or

(c) if, on the Date of the Change in Control of the Company, the Affected Participant is a Retired
Employee, as defined in Section 2.1.4(b) hereof, the amount of such lump sum payment shall be an amount equal to the present value (as determined in (a), above) of the benefits payable to such Affected
Participant as of the Date of the Change in Control of the Company.

      If a Change in Control of the Company occurs and both the Chief Executive Officer of the Company and the Vice President and Chief Financial Officer of the Company fail, for any reason whatsoever, to sign, address and deliver to the Committee the letter described above in this Section 5.6, such failure shall not affect in any manner the obligation of the Company or the full right, title and interest of each Affected Participant under this Plan to receive from the Company the full amount of the lump sum payment determined and calculated in accordance with the forgoing provisions of this Section 5.6, subject to adjustment pursuant to the provisions of Section 5.7 hereof; and the entitlement of each Affected Participant to receive such sum from the Company shall be valid and enforceable by each Affected Participant in any state or federal court having jurisdiction thereof.


      5.7      PARACHUTE PAYMENTS

            In the event it shall be determined that any payment by the Company to or for the benefit of the Participant hereunder determined without regard to any additional payments required under this Section
5.7 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Affected Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Affected Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Affected Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Affected Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

            For purposes of these calculations, all applicable amounts shall be determined by the Company's independent auditors.


                               SECTION 6.
                         Liability of Company

      6.1 The benefits of this Plan shall be paid by Multifoods or any of its consolidated subsidiaries or by a trust established by the Company for this purpose. The amounts of all benefits with respect to which any and all Participants under the Plan are vested pursuant to the term and provisions of the Plan, shall be provided for in such manner and form as shall be approved, from time to time, by the Board of Directors or the Committee, to assure that funds will be available to pay all such amounts when due, to vested Participants under the Plan.

      6.2 The Company shall establish on its accounting ledgers, or cause to be established on the accounting ledgers of any consolidated subsidiary, a reserve for the retirement benefits of each Participant, based an the Aggregate Cost Method of actuarial valuation and the actuarial assumptions approved by the Committee on the recommendation of the Actuary.

      6.3 A Participant who is vested in a benefit under this Plan shall be an unsecured general creditor of the Company as to the payment of any benefit under the Plan.


                               SECTION 7.
                            Administration

      7.1 Except for the functions reserved to the Company, the Board of Directors of the Company, the Chairman of the Board of Directors of the Company or a trustee, if any, appointed by the Company, the administration of the Plan shall be the responsibility of the Committee.

      7.2 The Committee shall have the power and the duty to take all actions necessary and proper to carry out the provisions of this Plan. The determinations of the Committee shall be final and binding, unless the Board of Directors of Multifoods modifies or reverses the determination made by the Committee.

      7.3      In administering the Plan, the Committee shall:

(a) designate Participants and furnish them, upon request, with copies of the Plan;

(b) determine the reserve required under Section 6.2 of the Plan;

(c) instruct the Company (or trustee, if any) as to payments to be made under this Plan;

(d) make and enforce such rules and regulations as it shall deem proper from time to time for the administration of this Plan;

(e) interpret the Plan to resolve ambiguities, inconsistencies and omissions, which interpretations shall be final and binding unless the Board of Directors of Multifoods modifies or reverses the interpretation made by the Committee;

(f) determine the amount of benefits payable in accordance with Section 3 of this Plan; and

(g) take whatever action is necessary in fulfilling the purposes and intent of this Plan.

      7.4 The Committee may appoint a person or persons to act in the day-to-day administration of the Plan, which person or persons may or may not be a Participant or a member of the Committee.

      7.5 Except in circumstances involving bad faith, no member of the Committee, the Board of Directors of the Company or the Chairman of the Board of Directors of the Company, or any person assisting in the Plan administration, shall be liable, in respect to this Plan, for any act whether of commission or omission taken by any other member of the Committee, officer, agent or employee of the Company or any of its consolidated subsidiaries, or for anything done or omitted to be done by any member of the Committee, officer, agent or employee of the Company. Any person claiming under this Plan shall look solely to the Company for redress.




                             SECTION 8.
                      Amendment and Termination

      8.1 The Board of Directors of the Company shall have the power to suspend of terminate this Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise this Plan in such respects as the Board of Directors of Multifoods by resolution may deem advisable; provided that no such extension, modification, amendment or revision shall deprive a Participant or any beneficiary designated by a Participant, of the vested portion of any benefit under this Plan.
The fact that a director is, has been, or will be a Participant in this Plan shall not disqualify such Participant from voting as a director for or against an extension, discontinuance, modification, amendment or revision of this Plan or any part thereof.

      8.2 The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation, other than as specifically provided herein, beyond the guarantee of the vested portions of any benefits payable under this Plan.

      8.3 If this Plan is Terminated by the Board of Directors of Multifoods under and pursuant to the provisions of this Section 8, a Participant who is vested, as determined in Section 4.2.1 or Section 5.6 of this Plan, shall be entitled to any of the benefits provided for in
Section 5 of this Plan; and the bonuses to be taken into account to compute the Bonus Base for the purposes of this Section 8, shall be the bonuses awarded to such Participant during the ten (10) year period immediately preceding the date on which this Plan is terminated.


                             SECTION 9.
                           Miscellaneous

      9.1 This Plan is not a contract between the Employer and any Participant or beneficiary, and nothing herein shall affect the right of the Employer to discharge an Employee.

      9.2 Except to the extent required by law, no benefit hereunder shall be subject to anticipation, alienation, garnishment, sale, pledge, transfer, encumbrance, judgment or damage. Any attempt at such may cause the Committee to cancel the benefit, or pay it otherwise for the use of the Participant or beneficiary.

      9.3 If the Committee determines that a person entitled to benefits hereunder is incompetent, it may cause benefits to be paid to another person for the use of the Participant or beneficiary, in total discharge of the Plan's obligations.

      9.4 The provisions of the Plan shall be construed and governed under the laws of the State of Minnesota, unless and except as preempted by federal law; provided, however, that the provisions of any trust agreement relating to a trust established for the purpose of accumulating assets to assist the Company in fulfilling the obligations of the Company under this Plan shall be construed and under the laws of the jurisdiction stated in such trust agreement.

      9.5 In determining entitlement to benefits and in calculating the amount of any benefits payable to Participants under this Plan which are based or predicated upon the Employees' Retirement Plan of the Company, of the term and conditions (including, without limitations, any provisions governing vesting and any provisions governing payment options available to Participants) of the Employees' Retirement Plan of the Company shall govern and control, except as specifically provided otherwise in this Plan.

                                                        EXHIBIT 10.5


                           COMPENSATION DEFERRAL PLAN
                              FOR EXECUTIVES OF
                      INTERNATIONAL MULTIFOODS CORPORATION


                            Effective January 1, 1991


                            Amended and Restated as of
                                September 17, 1993



                          COMPENSATION DEFERRAL PLAN
                              FOR EXECUTIVES OF
                     INTERNATIONAL MULTIFOODS CORPORATION



                             Table of Contents


                                                               Page

SECTION 1.      DECLARATION                                       1

SECTION 2.      DEFINITIONS                                       2

SECTION 3.      ELIGIBILITY, PARTICIPATION AND VESTING            6

SECTION 4.      DEFERRALS AND ACCOUNT BALANCES                    7

SECTION 5.      BENEFIT PAYMENTS                                  9

SECTION 6.      SOURCE OF BENEFITS                               11

SECTION 7.      ADMINISTRATION                                   12

SECTION 8.      AMENDMENT AND TERMINATION                        14

SECTION 9.      MISCELLANEOUS                                    15




                          COMPENSATION DEFERRAL PLAN
                               FOR EXECUTIVES OF
                     INTERNATIONAL MULTIFOODS CORPORATION



                                      SECTION 1

                                     DECLARATION



1.1 The Compensation Deferral Plan for Executives of International Multifoods Corporation (hereinafter, the "CDP" or "Plan") has been established as a means for executives of International Multifoods Corporation to voluntarily and timely defer portions of their Base Salary and/or annual Bonuses. The Plan is a "non-qualified" voluntary deferred compensation plan providing benefits to a select group of management or highly compensated employees.

1.2 The Plan is to some extent a successor to the Deferred Income Capital Accumulation Plan for Executives of International Multifoods Corporation ("DICAP"), although as to obligations for pre-1990 elections not totally fulfilled as of January 1, 1991, DICAP will continue in its pertinent applicability. CDP will function independently of DICAP, except as noted in Section 4.3.


                                  SECTION 2

                                 DEFINITIONS



The following terms used in the Plan have the meanings specified below, unless the context clearly connotes a different meaning.

2.1 "Account Balance" of a Participant means the total value at any time of Base Salary and Bonuses deferred by the Participant under this Plan, increased by Investment Earnings, and decreased by benefit payments.

2.2 "Base Salary" of a Participant for any Plan Year means the total salary and wages paid by all Employers to such individual for that Plan Year, including any amount which would be included in the definition of Base Salary but for the Executive's election to defer some of his/her salary pursuant to this Plan or some other deferred compensation plan established by an Employer; but excluding any other remuneration paid by the Employers, such as overtime, net commissions, bonuses, stock options, distributions of compensation previously deferred, restricted stock, allowances for expenses (including moving expenses, travel expenses, and automobile allowances), and fringe benefits payable in a form other than cash. In the case of an Executive who is a participant in a plan sponsored by an Employer which is described in Section 401(k) of the Internal Revenue Code, the term Base Salary shall include any amount which would be included in Base Salary but for the Executive's election to reduce his/her salary and have the amount of the reduction contributed to the 401(k) plan on the Executive's behalf.

2.3 "Beneficiary" means the person(s) or trust(s) designated in writing by the Participant on a form filed with the Company prior to the Participant's death to receive any portion of the Account Balance remaining after the Participant's death. A Participant may revoke an existing Beneficiary and designate a new Beneficiary at any time. In the event such Participant fails to designate a Beneficiary or, having designated a Beneficiary, thereafter revokes such designation without naming another Beneficiary, or if such designation fails in whole or in part by reason of the prior death of a Beneficiary or for any other cause, the death benefit or the part thereof as to which the Participant's designation fails, as the case may be, shall be payable on the death of the Participant to the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)  The Participant's spouse.

(b) The Participant's children, except that if any of the Participant's children, predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

(c)  The Participant's parents.

(d) The Participant's personal representative (executor or administrator).

      Determination of the identity of the Beneficiary in each case shall be made by the Committee.

2.4 "Bonus" or "Bonuses" means any amount awarded to a Participant payable in cash under any bonus, incentive or similar plan of the Company which provides for payments of compensation that is not part of the Participant's Base Salary. However, the Committee may designate that payments under a particular plan or plans are not eligible for deferral under this Plan.

2.5  "Change in Control of the Company" means any one of the following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

(b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent
Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.6 "Committee" means the Compensation Committee of the Board of Directors of the Company or any successor body to such Committee.

2.7  "Company" or "Multifoods" means International Multifoods
Corporation, a Delaware corporation, and its successors and assigns.

2.8 "DICAP" means the Deferred Income Capital Accumulation Plan for Executives of International Multifoods Corporation.

2.9  "Effective Date" means January 1, 1991.

2.10 "Employer" means the Company or any of its subsidiaries.

2.11."Executive" means an employee of the Company or any other Employer who has substantial authority in the management of the Company or a unit thereof, or who functions in an advisory role to one who does.

2.12 "Financial Hardship" means an immediate and heavy financial need f a Participant (or Beneficiary following the Participant's death) which, in the sole and exclusive opinion of the Committee, could not reasonably have been anticipated at the time the election to defer was made, cannot be satisfied out of other resources that are reasonably available to the Participant (or Beneficiary) and could be at least partially relieved by the cancellation of an election to defer, or the payment of all or part of the Account
Balance, or both.

2.13 "Investment Earnings" shall be as defined in Section 4.5.

2.14 "Participant" means an Executive who has been designated by the Chief Executive Officer of the Company, in his sole discretion, as eligible to participate in this Plan in accordance with the provisions of this Plan.

2.15 "Plan Year" means the calendar year.


                                  SECTION 3

                    ELIGIBILITY, PARTICIPATION AND VESTING



3.1 Any Executive designated by the Chief Executive Officer of the Company as eligible for this Plan may defer a portion of his/her
Base Salary and/or Bonus that is otherwise payable to the Executive.

3.2 Any Executive who elects to defer Base Salary or Bonuses shall, after such deferral and prior to the complete payment of the Account Balance, be a Plan Participant. A Beneficiary of a
Participant shall be treated as a Participant to the extent required to accomplish the payment of benefits from this Plan.

3.3 An election to defer must be made on the form prescribed from time to time by the Committee or its delegate for this purpose and must be received by the Committee or its delegate prior to the following deadline:

(a) Except as provided in subsection (b), the election must be filed prior to the beginning of the calendar year in which the Base Salary or Bonus will be earned.

(b) If a Bonus requires that a Participant be employed by an Employer on a date following the last day of the calendar year in which the Bonus is earned in order to receive payment of the Bonus, the election must be filed prior to the beginning of the calendar year in which the Bonus is to be paid.

3.4  Each election to defer shall apply to a single calendar year.

3.5 A Participant shall at all times be fully vested in the Participant's Account Balance, and the Account Balance shall be nonforfeitable except as provided in Sections 9.2 and 9.3 regarding payments that may be made for a Participant's benefit.

3.6  No after-tax deferrals will be allowed under this Plan.




                                  SECTION 4

                         DEFERRALS AND ACCOUNT BALANCES


4.1 A Participant may defer a portion of his/her Base Salary. The minimum annual Base Salary deferral is $5,000. The maximum annual Base Salary deferral is 30% of Base Salary.

4.2 A Participant may defer part or all of his/her Bonuses. The minimum annual Bonus deferral is the lesser of $10,000 or 100% of annual Bonuses. The maximum Annual Bonus deferral is 100% of annual Bonuses.

4.3 Deferrals under this Plan are related to deferrals under DICAP only insofar as the maximum and minimum requirements of this Plan are inclusive of DICAP amounts deferred after 1990 for which elections were made prior to 1990.

4.4 A Participant's deferrals shall be credited to that Participant's Account Balance as of the date(s) that the Base Salary or Bonus(es) would, but for the election to defer, have been paid to the Participant. The Company shall also post to the Account
Balance of each Participant once each Plan Year the amount for that Plan Year that an Employer would have otherwise contributed on behalf of the Participant, if the Participant had not made a deferral election under this Plan, to (i) the Section 401(k) plan it sponsors, if any, as an Employer contribution matching the Participant's salary reduction contribution, or (ii) any other defined contribution plan of an Employer which is deemed to be a "qualified plan" under the Internal Revenue Code. In addition, the Company shall post to the Account of each Participant any amount deferred by the Participant pursuant to an agreement with an Employer other than under this Plan, which the Participant elects and the Company agrees to account for under this Plan.

4.5 Investment Earnings shall be credited at the Company's short-term borrowing rate as determined by the Treasury Department, adjusted quarterly. At the sole election of the Committee, Investment
Earnings may instead be credited at the rate and crediting frequency actually earned by the Company on its investment of the deferred amounts.

4.6 Amounts deferred under this Plan shall be disregarded for purposes of other salary-based or bonus-based employee benefits provided by the Company, except as provided in the Company's Management
Benefit Plan or to the extent the deferrals are specifically included by the terms of any other employee benefit plan.

4.7 Any amount which has been deferred under this Plan and subsequently becomes due and payable to a Participant may not thereafter be deferred again.

4.8 The minimum period of deferral shall be two (2) years, commencing at the end of the calendar year in which the amount deferred would otherwise have been paid to the Participant.

4.9 The Account Balance shall be paid out, or put in payment status, no later than the January 1 following the calendar year in which the Participant attains age 70.

4.10 A deferral election, once made, is irrevocable, except that the Committee may cancel remaining deferrals in the event of Financial Hardship or upon the termination of Executive's employment with the Employers. An election to defer Bonuses shall be inapplicable to the extent that the Bonus amount is inadequate.


                                  SECTION 5

                              BENEFIT PAYMENTS


5.1 The portion of the Account Balance attributable to each deferral election will be paid, or commence to be paid, on the date specified in the Participant's deferral election (whether or not the Participant remains an employee of an Employer on that date), and will be paid in the manner specified in the deferral election.
If no form of payment is specified in the deferral election, the Account Balance will be paid in substantially equal monthly installments over a period of 15 years in the case of a Participant and in a lump sum in the case of a Beneficiary.

5.2 Notwithstanding Section 5.1, the Account Balance shall be paid to the Participant (or to the Beneficiary in the event of the Participant's death) in a lump sum as soon as reasonably possible after any of the following events occur:

(a) The Participant dies, unless the Participant's deferral election specifies a different time and/or form of payment to the Beneficiary.

(b) The Committee determines that a Financial Hardship exists, but the distribution under this subsection shall not exceed the portion of the Account Balance that the Committee determines in its sole discretion is necessary to alleviate the Financial Hardship.

(c) A Change in Control of the Company occurs, unless the Participant elects prior to the date the Change in Control of the Company occurs that no distribution is to be made due to a Change in Control of the Company.

5.3 Notwithstanding Sections 5.1 and 5.2, the Committee may in its sole and absolute discretion cause an involuntary lump sum distribution to be made to a Participant at any time after the Participant's employment with the Employers has terminated. Any such distribution may be made regardless of any provision of the Participant's deferral election to the contrary.

5.4 Investment Earnings at the rate specified under Section 4.5 shall continue to be credited to the unpaid portion of any Account
Balance in payment status.

5.5 In the event it shall be determined that any payment by the Company to or for the benefit of the Participant hereunder (determined without regard to any additional payments required under this
Section 5.5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a
"Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-
Up Payment equal to the Excise Tax imposed upon the Payment. For purposes of these calculations, all applicable amounts shall be determined by the Company's independent auditors.

5.6 The Committee shall cause any applicable withholding taxes to be deducted from the payments hereunder.

5.7 Any taxes required to be withheld at the time of the deferral shall be deducted from compensation of the Participant which is not deferred hereunder, unless the Participant makes other arrangements satisfactory to the Company to comply with any such withholding requirements.


                                  SECTION 6

                              SOURCE OF BENEFITS



6.1 The benefits under this Plan shall be paid by the Company or any of its consolidated subsidiaries or by a trust established by the Company for this purpose. The benefits shall be provided for in such manner and form as shall be approved from time to time by the Board of Directors of the Company or by the Committee as in their judgment is advisable to make funds available to pay all such amounts when due to Participants under the Plan.

6.2 The Company shall establish on its accounting ledgers, or cause to be established on the accounting ledgers of any consolidated subsidiary, a reserve for the Account Balance of each Participant.

6.3 A Participant or Beneficiary under this Plan shall be an unsecured general creditor of the Company as to the payment of any benefit under this Plan.


                                  SECTION 7

                               ADMINISTRATION


7.1 Except for the functions reserved to the Company, the Board of Directors of the Company, the Chief Executive Officer of the Company or a trustee, if any, appointed by the Company, the administration of the Plan shall be the responsibility of the Committee.

7.2 The Committee shall have the power and the duty to take all actions necessary and proper to carry out the provisions of this Plan.
The determinations of the Committee shall be final and binding, unless the Board of Directors of the Company modifies or reverses the determination made by the Committee.

7.3  In administering the Plan, the Committee shall:

(a) Furnish Participants, upon request, with copies of the Plan and annual statements of Account Balances.

(b)  Determine the reserve required under Section 6.2 of the Plan.

(c) Instruct the Company (or trustee, if any) as to payments to be made under the Plan.

(d) Make and enforce such rules and regulations as it shall deem proper from time to time for the administration of the Plan.

(e) Interpret the Plan to resolve ambiguities, inconsistencies and omissions, which interpretations shall be final and binding unless the Board of Directors of the Company modifies or reverses the interpretation made by the Committee.

(f)  Determine the amount of benefits payable in accordance with
Section 5 of the Plan.

(g) Take whatever action is necessary in fulfilling the purposes and intent of the Plan.

7.4 The Committee may appoint a person or persons to act in the day-to-day administration of the Plan, which person or persons may or may not be a Participant or a member of the Committee.

7.5 Except in circumstances involving bad faith, no member of the Committee, the Board of Directors of the Company, the Chief Executive Officer of the Company, or any person assisting in the Plan administration, shall be liable, in respect to this Plan, for any act whether of Committee, officer, agent or employee of the Company or any of its consolidated subsidiaries, or for anything done or omitted to be done by any member of the Committee, officer, agent or employee of the Company. Any person claiming benefits under this Plan shall look solely to the Company or to an applicable trust for redress.


                                  SECTION 8

                           AMENDMENT AND TERMINATION



8.1 The Board of Directors of the Company shall have the power to suspend or terminate this Plan in whole or in part at any time, and from time to time. The Board of Directors shall also have the power to extend, modify, amend or revise this Plan in such respects as the Board of Directors by resolution may deem advisable; provided that no such extension, modification, amendment or revision shall deprive a Participant, or any Beneficiary designated by a Participant, of the Account Balance existing at the time such action is taken. The fact that a director is, or has been, or will be, a Participant in this Plan shall not disqualify such Participant from voting as a director for or against an extension, discontinuance, modification, amendment or revision of this Plan or any part thereof.

8.2 The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligations, other than as specifically provided herein, beyond the guarantee of the Account
Balances under this Plan.

8.3 If this Plan is terminated by the Board of Directors of the Company under and pursuant to the provisions of this Section 8, a Participant shall be entitled to the benefit provided for in
Section 5 of this Plan, with respect to the Account Balance existing at the time the termination occurs, which benefit shall be payable in accordance with the provisions of the Plan.




                                  SECTION 9

                                MISCELLANEOUS



9.1 This Plan is not a contract between any Employer and any Participant or Beneficiary, except to the extent that it defers and redefines an obligation of the Employer. Nothing herein shall affect the right of an Employer to discharge an Executive.

9.2 No benefit hereunder shall be subject to anticipation, alienation, garnishment, sale, pledge, transfer, encumbrance, judgment or damage, and any attempt at such with respect to a Participant or Beneficiary shall cause the Account Balance (to the extent subject to such attempt) to be forfeited. Following any such forfeiture, the Committee may apply the Account Balance in any manner which the Committee determines in its sole discretion is appropriate to carry out the purpose of the Plan to provide benefits to the Participant and his/her Beneficiary.

9.3 If the Committee determines that a person entitled to benefits hereunder is incompetent, it may cause benefits to be paid to another person for the use of the Participant or Beneficiary, in total discharge of the Plan's obligations.

9.4 The provisions of the Plan shall be construed and governed under the laws of the State of Minnesota, unless and except as preempted by federal law; provided, however, that the provisions of any trust agreement relating to a trust established for the purpose of accumulating assets to assist the Company in fulfilling obligations of the Company under this Plan shall be construed and governed under the laws of the jurisdiction stated in such trust agreement.

9.5 Any notices given to a Participant shall be considered adequately addressed if sent to said Participant at his/her work location within the Company, or to the last mailing address that the Participant furnished to the Committee.






                                                          EXHIBIT 10.6

                 DEFERRED INCOME CAPITAL ACCUMULATION PLAN

                             FOR EXECUTIVES OF

                   INTERNATIONAL MULTIFOODS CORPORATION


                           Amended and Restated as of
                               September 17, 1993



                DEFERRED INCOME CAPITAL ACCUMULATION PLAN

                         FOR EXECUTIVES OF

                 INTERNATIONAL MULTIFOODS CORPORATION


            This plan and agreement is between International Multifoods Corporation (the "Company") and those specified Executives of the Company who may elect to participate in this Deferred Income Capital Accumulation Plan by executing a DICAP Election Form, together and individually.


           ARTICLE 1.  DEFERRED COMPENSATION ACCOUNT

            Section 1.1. Establishment of Account. The Company shall establish an account ("Account") for each Participant which shall be utilized solely as a device to measure and determine the amount of deferred compensation to be paid under this Deferred Income Capital Accumulation Plan for Executives of International Multifoods Corporation ("Plan").

            Section 1.2. Property of Company. Any amounts so set aside for benefits payable under this Plan are the property of the Company, except, and to the extent, of any assignment of such assets to an irrevocable trust.


          ARTICLE 2.  DEFINITIONS, GENDER, AND NUMBER

            Section 2.1. Definitions. Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

            2.1.1. Account. "Account" means the device used to measure and determine the amount of deferred compensation to be paid to a Participant or beneficiary under this Plan, and may refer to the separate Accounts that represent amounts deferred by a Participant under separate Permissible Deferral elections or by the Company pursuant to Section 4.1.

            2.1.2. Affiliates. "Affiliates" or "Affiliate" means a group of entities, including the Company, which constitute a controlled group of corporations (as defined in section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) under common control (as defined in section 414(c) of the Code), and members of an affiliated service group (within the meaning of section 414(m) of the Code).

            2.1.3. Age. "Age" of participant means the number of whole calendar years that have elapsed since the date of the Participant's birth.

            2.1.4. Base Salary. "Base Salary" of a Participant for any Plan Year means the total salary and wages paid by all Affiliates to such individual for that Plan Year including any amount which would be included in the definition of Base Salary, but for the Executive's election to defer some of his salary pursuant to this Plan or some other deferred compensation plan established by an Affiliate; but excluding any other remuneration paid by Affiliates, such as overtime, net commissions, bonuses, stock options, distributions of compensation previously deferred, restricted stock, allowances for expenses (including moving, travel expenses, and automobile allowances), and fringe benefits payable in a form other than cash. In the case of an Executive who is a participant in a plan sponsored by an Affiliate which is described in Section 401(k) of the Code, the term Base Salary shall include any amount which would be included in the definition of Base Salary, but for the Executive's election to reduce his salary and have the amount of the reduction contributed to the 401(k) plan on his behalf.

            2.1.5. Beneficiary. "Beneficiary" or "Beneficiaries" means the persons or trusts designated by a Participant in writing pursuant to Section 5.6.4 of this Plan as being entitled to receive any benefit payable under this Plan by reason of the death of the Participant, or, in the absence of such designation, the persons specified in Section 5.6.5 of this Plan.

            2.1.6. Board. "Board" means the Board of Directors of the Company as constituted at the relevant time.

            2.1.7. Bonus. "Bonus" or "Bonuses" of a Participant for any Plan Year means the total remuneration paid under the various annual management bonus programs and the management incentive plan ("annual bonuses") by Affiliates to such individual for that Plan Year including any amount which would be included in the definition of Bonus, but for the Executive's election to defer some or all of his or her annual bonus pursuant to this Plan or some other deferred compensation plan established by an Affiliate; but excluding any other remuneration paid by Affiliates, such as Base Salary, overtime, net commissions, stock options, distributions of compensation previously deferred, restricted stock, allowances for expenses (including moving, travel expenses, and automobile allowances), and fringe benefits payable in a form other than cash.

            2.1.8. Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
References to a Code section shall be deemed to be to that section or to any successor to that section.

            2.1.9. Committee. "Committee" means the committee of the Company's Board which has been delegated authority to administer this Plan.

            2.1.10.  Company.  "Company" means International Multifoods
Corporation.

            2.1.11. Compensation. "Compensation" of a Participant for any Plan Year means that individual's total Base Salary and Bonus for that Plan Year.

            2.1.12. Completed Deferral Cycle. "Completed Deferral Cycle" means total deferrals made and completed as specified by the Participant in his or her Permissible Deferral election either for four (4) consecutive Plan Years, if pursuant to 2.2.21(a), (or for such few years as permitted by 2.1.21(a)) or for one Plan
Year, if pursuant to 2.1.21(b).

            2.1.13. Disabled. "Disabled" or "Disability" with respect to a Participant shall be deemed to exist only when there shall be delivered to the Committee the written opinion of a reputable, licensed physician or physicians, approved by the Committee, stating, in effect, that as a result of the sickness, accident, ill health or other physical or mental disability, such a Participant is, in the opinion of such physician or physicians, so disabled as to totally prevent the Participant from performing and discharging the duties of the position held by the Participant with an Affiliate immediately prior to the occurrence of the Disability, and that such Disability is likely to be permanent.

            If a long term disability insurance program is maintained by an Affiliate covering its Participants, the Committee may act and rely upon the proofs and forms submitted under such insurance program in satisfaction of the requirements of this Section.

            2.1.14. Early Retirement. "Early Retirement Date" of a Participant means the first day of the first calendar month commencing on or after (a) the Participant has reached age 55 while in the employ of an Affiliate; (b) the Participant has completed at least five (5) Years of Service; and (c) the Participant has a Completed Deferral Cycle.

            2.1.15. Effective Date. "Effective Date" means the date on which this Plan became effective, i.e., June 1, 1987.

            2.1.16. Enrollment Period. "Enrollment Period" means the period of October 15 through November 15 prior to the Plan Year to which a Permissible Deferral election first applies. However, for the 1987 Plan Year, the Enrollment Period means March 15 through
April 15, 1987.

            2.1.17. Executive. "Executive" means a person with substantial responsibility in the management of an Affiliate employed on a full-time basis by that Affiliate.

            2.1.18. Hours of Service. "Hours of Service" means hours of service determined in accordance with the provisions of the Employee's Retirement Plan of International Multifoods
Corporation.

            2.1.19. Normal Retirement Date. "Normal Retirement Date" of a Participant means the last day of the calendar month in which the Participant reaches the Age of 65 while in the employ of an Affiliate.

            2.1.20. Participant. "Participant" means an Executive who is specifically designated by the chief executive officer of the Company as a Participant and has elected to participate in this Plan.

            2.1.21. Permissible Deferral. "Permissible Deferral" means either of the following options as selected by the Executive:

(a)  a deferral in each of the next four (4) consecutive
Plan Years of an amount or percentage of Compensation that is not less than the "minimum annual deferral" determined from Schedule A attached hereto (and as it may be amended from time to time by the Company) and not greater than the "maximum annual deferral" which is the sum of (i) 30% of the Executive's Base Salary for this Plan Year (but not greater than the amount which will reduce the Executive's Base Salary to an amount equal to the Social Security Taxable Wage Base in effect as of the first day of the Plan Year to which a Permissible Deferral election first applies), plus (ii) 100% of the Executive's Bonus payable during this Plan Year. Deferrals under this paragraph (a) must specify the percentages (stated as integers) or dollar amounts of the deferral that are intended to be deducted from Base Salary and Bonus, respectively.
Notwithstanding the preceding, an Executive who would reach the Age of 65 prior to the expiration of the four (4) consecutive Plan Years must defer an amount or percentage of Compensation which is not less than the "minimum annual amount" determined from Schedule A computed on an annual basis for the whole or fractional Plan Years until Age 65 and not greater than 100% of the Executive's Compensation also computed on an annual basis for that period of time, unless the Committee pursuant to Section 3 allows a continuation beyond Age 65; or

(b) a deferral in the subsequent Plan Year (beginning with the 1988 Plan Year) of an amount or percentage of Bonus that is not less than the "minimum bonus deferral" determined from Schedule B attached hereto
(and as it may be amended from time to time by the Company) and not greater than the "maximum bonus deferral" which is 100% of the Executive's Bonus payable during this Plan Year.

            Base salary deferrals shall be made in equal monthly installments or otherwise as determined by the Company during this Plan Year. Bonus deferrals shall be made in a single sum deferral at the time that the Bonus would otherwise be paid to the Executive. If an Executive elects a deferral under paragraph (a) above and the Executive's Bonus is less than the designated Bonus deferral, the total Bonus, if any, shall be deferred and the deferrals of Base Salary during the remainder of this Plan Year shall be adjusted upward such that the total annual deferral equals the Executive's elected deferral. The Company shall determine in its discretion when such adjustment shall be made.

            If an Executive elects a deferral under paragraph (a) and the minimum annual deferral for a Plan Year exceeds the maximum annual deferral for this Plan Year to which the Permissible Deferral election first applies, no Compensation will be deferred for that Executive pursuant to Section 4.1 for that Permissible Deferral election. If an Executive elects a deferral under paragraph (b) and the minimum bonus deferral exceeds the maximum bonus deferral for a Plan Year, no compensation will be deferred for that Executive pursuant to Section 4.1 for that Plan Year. Except in the case of deferral terminations or withdrawals under Section 5.7, Plan Years in which no Compensation is actually deferred shall not cause a break in Plan Years for the purpose of determining a Completed Deferral Cycle, provided, however, such year in which no Compensation is deferred shall not be included in the total of four (4) consecutive Plan Years necessary for a Completed Deferral Cycle.

            2.1.22. Plan. "Plan" means the "Deferred Income Capital Accumulation plan for Executives of International Multifoods
Corporation" as set forth herein and as amended or restated from time to time.

            2.1.23. Plan Year. "Plan Year" means June 1, 1987 through December 31, 1987, and each calendar year thereafter.

            2.1.24.  Standard Form of Benefit.  "Standard Form of
Benefit" as to any Participant means monthly payments for a fifteen (15) year period.

            2.1.25. Total Stated Deferrals. "Total Stated Deferrals" means the total of all Permissible Deferrals elected by a Participant, whether or not made, and made by the Company pursuant to Section 4.1. However, Total Stated Deferrals shall not include Permissible Deferrals for which no compensation will be deferred pursuant to paragraph (d) of Section 2.1.21.

            2.1.26. Years of Service. "Years of Service" means the number of consecutive calendar years (including years prior to the Effective Date of this Plan) for which the Participant had at least 1,000 Hours of Service with any Affiliate.

            Section 2.2  Gender and Number.  Except as otherwise
indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.


                    ARTICLE 3.  PARTICIPATION

            Section 3.1. Who May Participate. Participation in this Plan is limited to those Executives designated as Participants by the chief executive officer of the Company, in his sole discretion. No person employed by an Affiliate in any capacity shall have a right, solely by reason of such employment, to be a Participant in this Plan.

            Section 3.2. Time and Conditions of Participation. An Executive designated by the chief executive officer of the Company for participation shall become a Participant only upon (a) the Executive's completion of a Permissible Deferral election for the succeeding Plan Year or Plan Years during an Enrollment Period, in accordance with a form established by the Company from time to time, and (b) compliance with such terms and conditions as the Committee may, from time to time, establish for the implementation of this Plan, including, but not limited to, any condition the Committee may deem necessary or appropriate for the Company to meet its obligations under the Plan. An Executive may make a Permissible Deferral election for any succeeding Plan Year or Years during an Enrollment Period provided the total Permissible Deferral elections do not exceed the limitations of subsections (a) and (b) of Section 2.1.21. No executive may continue or enter into a Permissible Deferral election on or after Age 65, unless the Committee in its discretion specifically waives this restriction for the Executive.

            Section 3.3. Termination of Participation. Once an Executive has become a Participant in this Plan, participation shall continue until the first to occur of (a) payment in full of all benefits to which the Participant or Beneficiary is entitled under this Plan, or
(b) the occurrence of an event specified in Section 3.4 which results in loss of benefits.

            Section 3.4. Missing Persons. If the Company is unable to locate the Participant or his or her Beneficiary for purposes of making a distribution, the amount of a Participant's benefits under this Plan that would otherwise be considered as non-forfeitable shall be forfeited effective four (4) years after (i) the last date a payment of said benefit was made, if at least one such payment was made, or (ii) the first date a payment of said benefit was directed to be made by the Company pursuant to the terms of this Plan, if no payments had been made. If such person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated hereunder.

            Section 3.5. Relationship to Other Plans. Participation in this Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by the Company for which such Participant would otherwise be eligible.


                 ARTICLE 4.  ENTRIES TO THE ACCOUNT

            Section 4.1. Amount of Compensation Deferred. The Company shall post monthly to the Account of each Participant the amount of Compensation to be deferred that month as designated by the Participant's Permissible Deferral election in effect for that Plan Year. The Company shall also post to the Account of each Participant once each Plan Year the amount for that Plan Year that an Affiliate would have otherwise contributed on behalf of the Participant if the Participant had not made a Permissible Deferral election under this Plan to (i) the Code Section 401(k) plan it sponsors, if any, as an Affiliate contribution matching the Participant's salary reduction contribution, or (ii) any defined contribution plan of an Affiliate which is deemed to be a "qualified plan" under the Code. In addition, the Company shall post to the account of each Participant any amount deferred by the Participant pursuant to an agreement with an Affiliate other than under this Plan, which the Participant elects and the Company agrees to account for under this Plan.

            Section 4.2. Crediting Rate. Gains or losses shall be posted to the Account, unless provided otherwise, on a monthly basis in accordance with the Participant's irrevocable election of an investment option which will be a reference for measuring the performance of the Account, as modified, if applicable, by Section 4.4. The Company intends to measure the performance of the Account in accordance with the Participant's election but reserves the right to do otherwise. The election shall be made concurrently with the Permissible Deferral election. The Participant shall elect either a fixed rate as described in 4.2.1 or a variable rate as described in 4.2.2. A separate irrevocable election shall be made for each Permissible Deferral election.

            4.2.1. Fixed Rate. If a Participant elects a fixed rate, the Participant's Account will be credited with interest on a monthly basis at an effective annual yield equal to one hundred twenty percent (120%) of the ten-year rolling average rate of ten-year United States Treasury notes. The ten-year rolling average rate will be determined by an outside source selected by the employee benefits department of the Company once each Plan Year and will be the rate in effect for the month ending two months prior to this Plan Year to which it applies; except for the 1987
Plan Year, where the ten-year rolling average will be the rate in effect as of December 31, 1986.

            4.2.2. Variable Rate. If a Participant elects a variable rate, the Participant's Account will be credited or debited on a monthly basis as if the Account balance were invested in one or more funds selected by the Company in the proportions elected by the Participant. Initially the funds will be from the Pruco
Variable Appreciable Life Insurance Contracts and include the
Common Stock Portfolio, the Aggressively Managed Flexible
Portfolio, and the Conservatively Managed Flexible Portfolio. Participants may elect to have their Accounts treated as if they were invested in one or more of the funds selected, provided the election is in at least twenty-five percent (25%) increments of the Account. Participants may change their measuring fund elections for the succeeding Plan Year by giving the Committee written notice of the new election during an Enrollment Period (whether or not that Enrollment Period is prior to the Plan Year to which a Permissible Deferral election first applies). The Participant's Account will be reduced by the Account's proportionate share (based on Account balances of all Participants electing a variable rate) of the annual administrative charges determined from Schedule C attached hereto, which may be amended from time to time by the Committee, and/or applicable administrative changes.

            Section 4.3. Crediting Rate Upon Retirement, Death, or Disability. If a Participant terminates employment at or after Normal Retirement Date or Early Retirement Date, gains and losses shall be credited as described in Section 4.2 to that Participant's Account. If a Participant dies or is Disabled prior to termination of employment, gains and losses shall be credited as described in Section 4.2 to that Participant's Account.

            Section 4.4. Crediting Rate Upon Resignation or Discharge. If a Participant with five (5) Years of Service terminates employment before Age 55 for reasons other than death or Disability, gains and losses shall be credited as described in Section 4.2 to that Participant's Accounts that represent Complete Deferral Cycles.
Accounts that do not represent Complete Deferral Cycles and Accounts of Participants who terminate employment with less than five (5) Years of Service before the Normal Retirement Date or Early Retirement Date for reasons other than death or Disability shall be credited at the lesser of (i) the amount as described in Section 4.2 or (ii) an interest rate set by the Vice President-Finance of the Company in his discretion in an amount not to exceed eight percent (8%).

            If a Participant terminates employment (i) on or after Age 65 or (ii) on or after Age 55 having completed at least five (5) Years of Service, but all Permissible Deferrals do not satisfy a Completed Deferral Cycle, the Participant will be deemed to have a Completed Deferral Cycle for all Permissible Deferrals if the Participant elects either:

(a) in compliance with terms and conditions as established from time to time by the Committee, to defer sufficient additional Compensation (to be earned prior to termination and subsequent to such election) to complete the deferral elected under Section 3.2; or

(b) to have the total Permissible Deferrals made during the most recent Deferral Cycle constitute a reduced paid-up benefit, provided such Permissible Deferrals satisfy a minimum amount, as determined by the Committee.

A participant must make the election described in (b) of this paragraph no later than thirty (30) days following termination of employment.


               ARTICLE 5.  DISTRIBUTION OF BENEFITS

            Section 5.1. Payments After Termination of Employment. Payments shall be made by the Company only upon the termination, voluntary or involuntary, of the Participant's employment with all Affiliates, except where a Participant is Age 70, is Disabled, or as provided by Section 5.7.

            Section 5.2. Form of Benefits Upon Retirement. Payments from the Account shall be made in accordance with the Standard Form of Benefit for Participants who terminate employment on or after Normal Retirement Date or Early Retirement Date or are Disabled. However, the Participant in the Plan Year prior to payment of benefits may petition the Committee for, and the Committee may approve at such time, an optional form of benefit.

            Section 5.3. Form of Benefits Upon Resignation or Discharge. For Participants who terminate employment with all Affiliates before the Normal Retirement Date or the Early Retirement Date for reasons other than Disability or death, payments from the Account shall be in the form of monthly payments over a five (5) year period. However, the Committee in its sole discretion may pay the benefits in a single distribution.

            Section 5.4. Amount of Benefit. The benefit payment shall be a level amount for each twelve (12) month period calculated using the balance in the Account at the beginning of the twelve (12) month period and dividing it by the total periods remaining in the entire payment period. The benefit payment shall be adjusted each subsequent twelve
(12) month period to reflect the Account as of that time.

            The Account shall continue to be credited during the payment period with gains and losses as provided in Section 4.3. However, if a Participant receives benefits pursuant to Section 5.3, the Account shall be credited with gains and losses as provided in Section 4.3 up to the time benefits commence as provided in Section 5.5, and after that time with interest at a rate set by the Vice President-Finance of the Company in his discretion in an amount not to exceed eight percent (8%) per annum. Except as provided otherwise, if a Participant dies, Section 5.6 shall apply.

            Section 5.5. Time of Payment. Unless the Committee determines otherwise, benefit payments shall begin no later than six (6) months after termination of employment. However, the Participant may elect prior to the first Permissible Deferral election to defer commencement of the payment of benefits for a period up to five (5) years after termination of employment. If the Participant has made such an election, the Committee upon written petition of the Participant may begin benefit payments if compelling reasons exist at an earlier time after termination. In all events, benefits must commence to a Participant no later than Age 70 whether or not the Participant has terminated employment.

            Section 5.6.  Death Benefits.

            5.6.1. Death After Termination of Employment. In the event a Participant dies after termination of employment with all Affiliates, the remaining benefit payments, if any, shall be paid to the Participant's Beneficiary in the same manner as such benefits would have been paid to the Participant had the Participant survived. A Beneficiary may petition the Committee for an alternative method of payment.

            In addition, if a Participant dies on or after such Participant's Normal Retirement Date or Early Retirement Date after having retired, an annuity shall be paid to a Participant's surviving spouse, if any (to whom he has been married at least one
(1) year prior to the date of death). This annuity is not available in the case of a Participant who has not terminated employment with all Affiliates prior to the Participant's death. The annuity shall be for the life of the Participant's surviving spouse with each monthly payment equal to fifty percent (50%) of the amount the Participant would have been entitled to if, on the date benefits commenced, the Participant had received the Standard Form of Benefit payment. If the Participant's surviving spouse is more than thirty-six (36) months younger than the Participant, the survivor life annuity payment to such spouse shall be reduced by one-half of one percent (.5%) for each month the spouse is more than thirty-six months younger than the Participant. Payments shall commence on the first day of the month following the later of (i) the Participant's death, (ii) the completion of the death benefits under the first paragraph of this 5.6.1, or (iii) fifteen
(15) years from the date benefits commenced or would have commenced to the Participant.

            5.6.2. Death Prior to Termination of Employment. In the event a Participant dies prior to termination of employment with all Affiliates, the Company shall pay a pre-retirement death benefit to the Participant's Beneficiary. The amount of such pre-retirement death benefit is the greater of:

(a) the Participant's Account as of the date of the Participant's death annuitized over a ten-year period at an interest rate set by the Vice President-Finance of the Company in his discretion in an amount not to exceed eight percent (8%) per annum, or

(b) an annual benefit of twenty-five percent (25%) of the Total Stated Deferrals, whether or not made.

      The pre-retirement death benefit shall be paid monthly for a ten-year period. The Beneficiary may petition the Committee for an alternative method of payment. If the pre-retirement death benefit is computed pursuant to 5.6.2(a), the Account shall continue to be credited during the payment period at an interest rate set by the Vice President-Finance of the Company in his discretion in an amount not to exceed eight percent (8%) per annum.

            5.6.3. Marital Deduction. Any benefits which become payable under this Article 5 to the surviving spouse of a Participant shall be paid in a manner which will qualify such benefits for a marital deduction in the estate of a deceased Participant under the terms of Section 2056 of the Code, and unless specifically directed by a Participant to the contrary pursuant to an effective beneficiary designation, any portion of a Participant's death benefit payable to a surviving spouse which remains unpaid at the death of such spouse shall be paid to the spouse's estate.

            5.6.4. Designation by Participant. Each Participant has the right to designate primary and contingent Beneficiaries for death benefits payable under this Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. A beneficiary designation by a Participant shall be in writing in a form acceptable to the Committee and shall only be effective upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new beneficiary designation form. The beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.

            5.6.5. Failure to Designate Beneficiary. In the event there is no beneficiary designation on file with the Company, or all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable by reason of the death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate. In the event there are benefits remaining unpaid at the death of a sole Beneficiary and no successor Beneficiary has been designated, either by the Participant or the Participant's spouse pursuant to 5.6.3, the remaining balance of such benefit shall be paid to the deceased Beneficiary's estate; or, if the deceased Beneficiary is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries.

            Section 5.7. Hardships. Upon the application of any Participant, the Committee, in accordance with its uniform, non-discriminatory policy, may permit such Participant to terminate future deferrals of Compensation or to withdraw his total Account. A Participant must give a written petition of the termination of his or her Permissible Deferral election at least thirty (30) days prior to the next monthly (for Base Salary) or single sum (for Bonuses) deferral. A Participant must give a written petition of the intent to withdraw the Account at least sixty (60) days (or such shorter time as permitted by the Committee) prior to the date of withdrawal. No termination or withdrawal shall be made under the provisions of this Section except for the purpose of enabling a Participant to meet immediate needs created by a financial hardship for which the Participant does not have other reasonably available sources of funds as determined by the Committee in accordance with uniform rules. The term financial hardship shall include the need for funds to: meet uninsured medical expenses for the Participant or his dependents, meet a significant uninsured casualty loss for the Participant or his dependents, and to meet other catastrophes of a "sudden and serious nature."

            If the Committee permits a withdrawal, the Participant shall be entitled to a reduced paid-up benefit provided the Permissible Deferrals satisfy a minimum amount, as determined by the Committee. If the Committee permits a withdrawal but the Permissible Deferrals do not satisfy a minimum amount, a Participant's deferrals shall be credited at the lesser of (i) the amount as described in Section 4.2; or (ii) an interest rate set by the Vice President-Finance of the Company in his discretion in an amount not to exceed an annual rate of eight percent (8%). Withdrawals shall be distributed as soon as is reasonably convenient.

            If a termination of deferrals or a withdrawal is made under this Section, the Executive may not enter into a new Permissible
Deferral election for two (2) complete Plan Years from the date of the termination or withdrawal.

            Section 5.8. Claims Procedure. The Committee shall notify a Participant in writing within ninety (90) days of the Participant's written application for benefits of his eligibility or non-eligibility for benefits under this Plan. If the Committee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provision of this Plan on which the denial is based,
(3) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and (4) an explanation of this Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his claim reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period. If a Participant is determined by the Committee to be not eligible for benefits, or if the Participant believes that he is entitled to greater or different benefits, he shall have the opportunity to have his claim reviewed by the Committee by filing a petition for review with the Committee within sixty (60) days after receipt by him of the notice issued by the Committee. Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or different benefits. Within sixty (60) days after receipt by the Committee of said petition, the Committee shall afford the Participant (and his counsel, if any) an opportunity to present his position to the Committee orally or in writing, and said Participant (or his counsel) shall have the right to review the pertinent documents, and the Committee shall notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the sixty
(60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Committee, but notice of this deferral shall be given to the Participant.


                       ARTICLE 6.  FUNDING

            Section 6.1. Source of Benefits. All benefits under this Plan shall be paid when due by the Company out of its assets, or from an irrevocable trust established by the Company for that purpose. The Company may, but shall have no obligation to, make such advance provision for the payment of such benefits as the Board may from time to time consider appropriate.

            Section 6.2. No Claim on Specific Assets. In the event the Company shall determine in its discretion to make advance provisions for any portion of its obligations under this Plan, any amounts so set aside, in trust or otherwise, shall nonetheless remain the exclusive property of the Company and shall in no event be deemed to constitute a segregated fund for the benefit of any Participant. No Participant shall be deemed to have, by virtue of being a Participant in this Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on his benefits under this Plan prior to distribution. The rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under this Plan shall be those of an unsecured general creditor of the Company.


              ARTICLE 7.  ADMINISTRATION AND FINANCES

            Section 7.1.  Administration.  This Plan shall be
administered by the employee benefits department of the Company under the direction of the Committee. The Company shall bear all administrative costs of this Plan other than those specifically charged to a Participant or Beneficiary pursuant to Section 4.2 of this Plan.

            Section 7.2. Powers of Committee. In addition to the other powers granted under this Plan, the Committee shall have all powers necessary to administer this Plan, including, without limitation, powers:

(a)  to interpret the provisions of this Plan;

(b) to establish and revise the method of accounting for this Plan and to maintain the Accounts; and

(c) to establish rules for the administration of this Plan and to prescribe any forms required to administer this Plan.

            Section 7.3. Actions of the Committee. All determinations, interpretations, rules, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under this Plan.

            Section 7.4. Delegation. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation by the Committee may allow further delegations by the individual or entity to whom the delegation is made. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

            Section 7.5. Reports and Records. The Committee and those to whom the Committee has delegated duties under this Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of this Plan and for compliance with applicable law.


                  ARTICLE 8.  AMENDMENTS AND TERMINATION

            Section 8.1. Amendments. The Company, by action of the Board, may amend the Plan, in whole or in part, at any time and from time to time. Any such amendment shall be filed with this Plan document. No amendment, however, may be effective to eliminate or reduce the benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits or the benefits, if any, in any active Participant's Account immediately before the effective date of such amendment, plus interest, gains or losses previously credited, or to be credited thereafter, in accordance with Section 4.2 of this Plan, whether or not they represent Completed Deferral Cycles.

            Section 8.2. Termination. The Company expects this Plan to be permanent, but necessarily must, and hereby does, reserve the right to terminate this Plan at any time by action of the Board. Any such termination shall not operate to eliminate or reduce benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits or the benefits, if any, in any active Participant's Account immediately before the effective date of such termination, plus interest, gains or losses previously credited, or to be credited thereafter, in accordance with Section 4.2 of this Plan, whether or not they represent Completed Deferral Cycles.

            If this Plan shall at any time be terminated, payments from the Accounts of all Participants and Beneficiaries shall be made as soon as administratively convenient in the form of monthly payments over a five (5) year period. However, the Committee in its sole discretion may pay the benefits in a single distribution.


                     ARTICLE 9.  MISCELLANEOUS

            Section 9.1. No Guarantee of Employment. Neither the adoption and maintenance of this Plan nor the execution by the Company of a Permissible Deferral agreement with any Executive shall be deemed to be a contract of employment between the Company and any Participant. Nothing contained herein shall give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time, nor shall it give the Company the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate his employment at any time.

            Section 9.2. Release. Any payments of benefits to or for the benefit of a Participant or a Participant's Beneficiaries that is made in good faith by the Company in accordance with the Company's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

            Section 9.3. Notices. Any notice permitted or required under this Plan shall be in writing and shall be hand delivered or sent, postage prepaid, certified or registered mail with return receipt requested, to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Participant or Beneficiary. Any such notice shall be effective as of the date of hand delivery or mailing.

            Section 9.4. Non-Alienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

            Section 9.5. Tax Liability. The Company may withhold from any payment of benefits under this Plan (and forward to the appropriate taxing authority) any taxes required to be withheld under applicable law.

            Section 9.6.  Change in Control.

            Section 9.6.1. Definitions. Whenever used in this Section, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined term is intended, the term is capitalized.

(a)  "Affected Participant" means any Participant or
Beneficiary with an Account in this Plan on the date
("Date") of a Change in Control of the Company except any Participant who has delivered to the Company, prior to the Date of a Change in Control of the Company, a signed letter stating that such Participant has elected not to receive the lump sum payment contemplated and provided for in Section 9.6.2 hereof
(subject to adjustment pursuant to the provisions of Section 9.6.3 hereof) in the event of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company at any time prior to the Date of a Change in Control of the Company.

(b) A "Change in Control of the Company" shall mean the occurrence of any one of the following:

(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule
13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the
"Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the
"Outstanding Voting Securities"); provided, however, that for purposes of this subsection
(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 9.6.1(b); or

(2)  individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business
Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common
Stock and Outstanding Voting Securities
immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business
Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business
Combination of the Outstanding Common Stock and
Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business
Combination and (iii) at least a majority of the members of the board of directors of the corpo-ration resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            Section 9.6.2. Change in Control of the Company. Notwithstanding any provisions to the contrary contained in this Plan, upon the occurrence of a Change in Control of the Company, the fact and the date ("Date") of which are to be determined finally and conclusively by the Chief Executive Officer of the Company or by the Vice President - Chief Financial Officer of the Company, to be evidenced by a letter signed by such officer, addressed and delivered to the Committee of the Board, the Account of each Affected Participant under this Plan shall automatically and simultaneously, without any further action, determination or notice of any kind, be credited with interest, gains and losses, as described under Section 4.2 hereof, and the aggregate amount credited to each Affected Participant shall be paid immediately by the Company to each Affected Participant or Beneficiary of an Affected Participant, in a single distribution.

            If a Change in Control of the Company occurs and both the Chief Executive Officer of the Company and the Vice President and Chief Financial Officer of the Company fail, for any reason whatsoever, to sign, address and deliver to the Committee of the Board of Directors the letter described above in this
Section 9.6.2, such failure shall not affect in any manner the obligation of the Company or the full right, title and interest of each Affected Participant under this Plan to receive from the Company the full amount of the lump sum payment determined and calculated in accordance with the foregoing provisions of this
Section 9.6.2, subject to adjustment pursuant to the provisions of
Section 9.6.3 hereof; and the entitlement of each Affected Participant to receive such sum from the Company shall be valid and enforceable by each Affected Participant in any state or federal court having jurisdiction thereof.

            Section 9.6.3. Parachute Payments. In the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant hereunder (determined without regard to any additional payments required under this
Section 9.6.3) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Affected Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Affected Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Affected Participant of all taxes
(including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise
Tax imposed upon the Gross-Up Payment, the Affected Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

            For purposes of these calculations, all applicable amounts shall be determined by the Company's independent auditors.

            Section 9.7. Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of this Plan.

            Section 9.8. Applicable Law. This Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Minnesota, except to the extent such laws are preempted by the laws of the United States of America.




Schedule A - Minimum Annual Deferral


  Age      Minimum Annual Deferral            Total 4 Year Election

Up to 40             $2,700                           $10,800
41  -  50             3,900                            15,600
51  -  60             5,500                            22,000
61  -  65             6,400                            25,600





Schedule B - Minimum Bonus Deferral


           Age                              Minimum Bonus Deferral

         Under 40                               $10,600
         41 - 50                                 15,300
         51 - 60                                 21,700
         61 - 65                                 25,300




Schedule C - Annual Administrative Charges




Portfolio Gross Crediting Rate    Annual Administrative Charge

         Up to 9.99%                          1.40%
         10.00% to 11.99%                     1.00%
         12.00% and above                     0.00%


                                                       EXHIBIT 10.7




                         FEE DEFERRAL PLAN
                   FOR NON-EMPLOYEE DIRECTORS OF
                INTERNATIONAL MULTIFOODS CORPORATION


                         Effective July 1, 1991



                Amended and Restated as of September 17, 1993



                        FEE DEFERRAL PLAN
                 FOR NON-EMPLOYEE DIRECTORS OF
             INTERNATIONAL MULTIFOODS CORPORATION




                           Table of Contents


                                                                  Page

SECTION 1.      DECLARATION                                          1

SECTION 2.      DEFINITIONS                                          2

SECTION 3.      ELIGIBILITY, PARTICIPATION AND VESTING               6

SECTION 4.      DEFERRALS AND ACCOUNT BALANCES                       7

SECTION 5.      BENEFIT PAYMENTS                                     8

SECTION 6.      SOURCE OF BENEFITS                                  10

SECTION 7.      ADMINISTRATION                                      11

SECTION 8.      AMENDMENT AND TERMINATION                           13

SECTION 9.      MISCELLANEOUS                                       14



                        FEE DEFERRAL PLAN
                 FOR NON-EMPLOYEE DIRECTORS OF
              INTERNATIONAL MULTIFOODS CORPORATION


                               SECTION 1

                              DECLARATION

1.1 The Fee Deferral Plan for Non-Employee Directors of International Multifoods Corporation (hereinafter, the "FDP" or "Plan") has been established as a means for non-employee directors of International Multifoods Corporation to voluntarily and timely defer retainer and meeting fees. The Plan is a "non-qualified" voluntary deferred compensation plan.

1.2 The Plan is to some extent a successor to the Deferred Income Capital Accumulation Plan for Directors of International Multifoods Corporation ("DICAP"), although as to obligations for pre-1991 elections not totally fulfilled as of June 30, 1991, DICAP will continue in its pertinent applicability. FDP will function independently of DICAP, except as noted in Section 4.2.



                                SECTION 2

                              DEFINITIONS


The following terms used in the Plan have the meanings specified below, unless the context clearly connotes a different meaning.

2.1. "Account Balance" of a Participant means the total value at any time of Fees deferred by the Participant under this Plan, increased by Investment Earnings, and decreased by benefit payments.

2.2. "Beneficiary" means the person(s) or trust(s) designated in writing by the Participant on a form filed with the Company prior to the Participant's death to receive any portion of the Account Balance remaining after the Participant's death. A Participant may revoke an existing Beneficiary and designate a new Beneficiary at any time. In the event such Participant fails to designate a Beneficiary or, having designated a Beneficiary, thereafter revokes such designation without naming another Beneficiary, or if such designation fails in whole or in part by reason of the prior death of a Beneficiary or for any other cause, the death benefit or the part thereof as to which the Participant's designation fails, as the case may be, shall be payable on the death of the Participant to the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)  The Participant's spouse.

(b) The Participant's children, except that if any of the Participant's children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

(c)  The Participant's parents.

(d) The Participant's personal representative (executor or administrator).

      Determination of the identity of the Beneficiary in each case shall be made by the Committee.

2.3  "Board" means the Board of Directors of the Company.

2.4  "Change in Control of the Company" means any one of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4; or

(b)  Individuals who, as of the date hereof, constitute the Board
(the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent
Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.5 "Committee" means the Compensation Committee of the Board or any successor body to such Committee.

2.6  "Company" or "Multifoods" means International Multifoods
Corporation, a Delaware corporation, and its successors and assigns.

2.7 "DICAP" means the Deferred Income Capital Accumulation Plan for Directors of International Multifoods Corporation.

2.8 "Director" means any person serving as a member of Board who is not a common law employee of the Company or any of its subsidiaries.

2.9  "Effective Date" means July 1, 1991.

2.10 "Fees" means the total of (i) the standard retainer fees paid to a person as compensation for being a Director of the Company, and
(ii) amounts paid to a Director in excess of retainer fees as meeting fees for special service to the Company as a member of a committee of the Board.

2.11 "Financial Hardship" means an immediate and heavy financial need of a Participant (or Beneficiary following the Participant's death) which, in the sole and exclusive opinion of the Committee, could not reasonably have been anticipated at the time the election to defer was made, cannot be satisfied out of other resources that are reasonably available to the Participant (or Beneficiary) and could be at least partially relieved by the cancellation of an election to defer, or the payment of all or part of the Account
Balance, or both.

2.12 "Investment Earnings" shall be as defined in Section 4.4.

2.13 "Participant" means a Director who has elected to participate in this Plan in accordance with the provisions of this Plan.

2.14 "Plan Year" means the twelve-consecutive-month period beginning on each July 1.




                                 SECTION 3

                    ELIGIBILITY, PARTICIPATION AND VESTING


3.1 Any Director may defer all or a portion of his/her Fees that are otherwise payable to the Director.

3.2 Any Director who elects to defer Fees shall, after such deferral and prior to the complete payment of the Account Balance, be a Plan Participant. A Beneficiary of a Participant shall be treated an a Participant to the extent required to accomplish the payment of benefits from this Plan.

3.3 An election to defer must be made on the form prescribed from time to time by the Committee or its delegate for this purpose and must be received by the Committee or its delegate prior to the beginning of the Plan Year in which the Fees will be earned.

3.4  Each election to defer shall apply to a single calendar year.

3.5 A Participant shall at all times be fully vested in the Participant's Account Balance, and the Account Balance shall be nonforfeitable except as provided in Sections 9.2 and 9.3 regarding payments that may be made for a Participant's benefit.

3.6  No after-tax deferrals will be allowed under this Plan.




                             SECTION 4

                 DEFERRALS AND ACCOUNT BALANCES


4.1 A Participant may defer all or a part of his/her Fees to be paid during a Plan Year.

4.2 Deferrals under this Plan are related to deferrals under DICAP only insofar as any amount credited under DICAP cannot also be credited under this Plan.

4.3 A Participant's deferrals shall be credited to that Participant's Account Balance as of the date(s) that the Fees would, but for the election to defer, have been paid to the Participant.

4.4 Investment Earnings shall be credited at the Company's short-term borrowing rate as determined by the Treasury Department, adjusted quarterly. At the sole election of the Committee, Investment
Earnings may instead be credited at the rate and crediting frequency actually earned by the Company on its investment of the deferred amounts.

4.5 Any amount which has been deferred under this Plan and subsequently becomes due and payable to a Participant may not thereafter be deferred again.

4.6 The minimum period of deferral shall be two (2) years, commencing at the end of the Plan Year in which the amount deferred would otherwise have been paid to the Participant.

4.7 The Account Balance shall be paid out, or put in payment status, no later than the January 1 following the Plan Year in which the Participant attains age 70.

4.8 A deferral election, once made, is irrevocable, except that the Committee may cancel remaining deferrals in the event of Financial Hardship or upon the termination of the individual's service as a Director.




                                 SECTION 5

                              BENEFIT PAYMENTS


5.1 The portion of the Account Balance attributable to each deferral election will be paid, or commence to be paid, on the date specified in the Participant's deferral election (whether or not the Participant remains a Director on that date), and will be paid in the manner specified in the deferral election. If no form of payment is specified in the deferral election, the Account Balance will be paid in substantially equal monthly installments over a period of 10 years in the case of a Participant and in a lump sum in the case of a Beneficiary.

5.2 Notwithstanding Section 5.1, the Account Balance shall be paid to the Participant (or to the Beneficiary in the event of the Participant's death) in a lump sum as soon as reasonably possible after any of the following events occur:

(a) The Participant dies, unless the Participant's deferral election specifies a different time and/or form of payment to the Beneficiary.

(b) The Committee determines that a Financial Hardship exists, but the distribution under this subsection shall not exceed the portion of the Account Balance that the Committee determines in its sole discretion is necessary to alleviate the Financial Hardship.

(c) A Change in Control of the Company occurs, unless the Participant elects prior to the date the Change in Control of the Company occurs that no distribution is to be made due to a Change in Control of the Company.

5.3 Notwithstanding Sections 5.1 and 5.2, the Committee may in its sole and absolute discretion cause an involuntary lump sum distribution to be made to a Participant at any time after the Participant's service as a Director has terminated. Any such distribution may be made regardless of any provision of the Participant's deferral election to the contrary.

5.4 Investment Earnings at the rate specified under Section 4.4 shall continue to be credited to the unpaid portion of any Account
Balance in payment status.

5.5 In the event it shall be determined that any payment by the Company to or for the benefit of the Participant hereunder determined without regard to any additional payments required under this
Section 5.5 (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment (a
"Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-
Up Payment equal to the Excise Tax imposed upon the Payment. For purposes of these calculations, all applicable amounts shall be determined by the Company's independent auditors.

5.6 The Committee shall cause any applicable withholding taxes to be deducted from the payments hereunder.

5.7 Any taxes required to be withheld at the time of the deferral shall be deducted from Fees of the Participant which are not deferred hereunder, unless the Participant makes other arrangements satisfactory to the Company to comply with any such withholding requirements.




                                SECTION 6

                           SOURCE OF BENEFITS


6.1 The benefits under this Plan shall be paid by the Company or any of its consolidated subsidiaries or by a trust established by the Company for this purpose. The benefits shall be provided for in such manner and form as shall be approved from time to time by the Board or by the Committee as in their judgment is advisable to make funds available to pay all such amounts when due to Participants under the Plan.

6.2 The Company shall establish on its accounting ledgers, or cause to be established on the accounting ledgers of any consolidated subsidiary, a reserve for the Account Balance of each Participant.

6.3 A Participant or Beneficiary under this Plan shall be an unsecured general creditor of the Company as to the payment of any benefit under this Plan.



                              SECTION 7

                           ADMINISTRATION


7.1 Except for the functions reserved to the Company, the Board, or a trustee, if any, appointed by the Company, the administration of the Plan shall be the responsibility of the Committee.

7.2 The Committee shall have the power and the duty to take all actions necessary and proper to carry out the provisions of this Plan.
The determinations of the Committee shall be final and binding, unless the Board modifies or reverses the determination made by the Committee.

7.3  In administering the Plan, the Committee shall:

(a) Furnish Participants, upon request, with copies of the Plan and annual statements of Account Balances.

(b)  Determine the reserve required under Section 6.2 of the Plan.

(c) Instruct the Company (or trustee, if any) as to payments to be made under the Plan.

(d) Make and enforce such rules and regulations as it shall deem proper from time to time for the administration of the Plan.

(e) Interpret the Plan to resolve ambiguities, inconsistencies and omissions, which interpretations shall be final and binding unless the Board modifies or reverses the interpretation made by the Committee.

(f)  Determine the amount of benefits payable in accordance with
Section 5 of the Plan.

(g) Take whatever action is necessary in fulfilling the purposes and intent of the Plan.

7.4 The Committee may appoint a person or persons to act in the day-to-day administration of the Plan, which person or persons may or may not be a Participant or a member of the Committee.

7.5 Except in circumstances involving bad faith, no member of the Committee, member of the Board, officer or employee of the Company, or any person assisting in the Plan administration, shall be liable, in respect to this Plan, for any act whether of Committee, officer, agent or employee of the Company or any of its consolidated subsidiaries, or for anything done or omitted to be done by any member of the Committee, officer, agent or employee of the Company. Any person claiming benefits under this Plan shall look solely to the Company or to an applicable trust for redress.



                               SECTION 8

                      AMENDMENT AND TERMINATION


8.1 The Board shall have the power to suspend or terminate this Plan in whole or in part at any time, and from time to time. The Board shall also have the power to extend, modify, amend or revise this Plan in such respects as the Board by resolution may deem advisable; provided that no such extension, modification, amendment or revision shall deprive a Participant, or any Beneficiary designated by a Participant, of the Account Balance existing at the time such action is taken. The fact that a Director is, or has been, or will be, a Participant in this Plan shall not disqualify such Participant from voting as a director for or against an extension, discontinuance, modification, amendment or revision of this Plan or any part thereof.

8.2 The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligations, other than as specifically provided herein, beyond the guarantee of the Account
Balances under this Plan.

8.3 If this Plan is terminated by the Board under and pursuant to the provisions of this Section 8, a Participant shall be entitled to the benefit provided for in Section 5 of this Plan, with respect to the Account Balance existing at the time the termination occurs, which benefit shall be payable in accordance with the provisions of the Plan.



                              SECTION 9

                            MISCELLANEOUS


9.1 This Plan is not a contract between the Company and any Participant or Beneficiary, except to the extent that it defers and redefines an obligation of the Company. This Plan is not a guarantee of directorship to any person, and in no way expands or limits the term of the Director or the relationship between the Company and the Director.

9.2 No benefit hereunder shall be subject to anticipation, alienation, garnishment, sale, pledge, transfer, encumbrance, judgment or damage, and any attempt at such with respect to a Participant or Beneficiary shall cause the Account Balance (to the extent subject to such attempt) to be forfeited. Following any such forfeiture, the Committee may apply the Account Balance in any manner which the Committee determines in its sole discretion is appropriate to carry out the purpose of the Plan to provide benefits to the Participant and his/her Beneficiary.

9.3 If the Committee determines that a person entitled to benefits hereunder is incompetent, it may cause benefits to be paid to another person for the use of the Participant or Beneficiary, in total discharge of the Plan's obligations.

9.4 The provisions of the Plan shall be construed and governed under the laws of the State of Minnesota, unless and except as preempted by federal law; provided, however, that the provisions of any trust agreement relating to a trust established for the purpose of accumulating assets to assist the Company in fulfilling obligations of the Company under this Plan shall be construed and governed under the laws of the jurisdiction stated in such trust agreement.

9.5 Any notices given to a Participant shall be considered adequately addressed if sent to said Participant at the last mailing address that the Participant furnished to the Committee.






                                                        EXHIBIT 10.8

                DEFERRED INCOME CAPITAL ACCUMULATION PLAN

                          FOR DIRECTORS OF

                  INTERNATIONAL MULTIFOODS CORPORATION



                        Amended and Restated as of

                            September 17, 1993


                 DEFERRED INCOME CAPITAL ACCUMULATION PLAN


                           FOR DIRECTORS OF


                INTERNATIONAL MULTIFOODS CORPORATION

            This plan and agreement is between International Multifoods Corporation (the "Company") and those specified Directors of the Company who may elect to participate in this Deferred Income Capital
Accumulation Plan by executing a DICAP Election Form, together and individually.


               ARTICLE 1. DEFERRED COMPENSATION ACCOUNT.

            Section 1.1 Establishment of Account. The Company shall establish an account ("Account") for each participant which shall be utilized solely as a device to measure and determine the amount of deferred compensation to be paid under this Deferred Income Capital Accumulation Plan for Directors of International Multifoods Corporation ("Plan").

            Section 1.2 Property of Company. Any amounts so set aside for benefits payable under this Plan are the property of the Company, except and to the extent of any assignment of such assets to an irrevocable trust.


               ARTICLE 2. DEFINITIONS, GENDER, AND NUMBER.

            Section 2.1 Definitions. Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized:

            2.1.1. Account. "Account" means the device used to measure and determine the amount of deferred compensation to be paid to a Participant or Beneficiary under this Plan, and may refer to the separate Accounts that represent amounts deferred by a Participant under separate Permissible Deferral elections.

            2.1.2. Affiliates. "Affiliates" or "Affiliate" means a group of entities, including the Company, which constitute a controlled group of corporations (as defined in section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) under common control (as defined in section 414(c) of the Code), and members of an affiliated service group (within the meaning of section 414(m) of the Code).

            2.1.3. Beneficiary. "Beneficiary" or "Beneficiaries" means the persons or trusts designated by a Participant in writing pursuant to Section 5.5.4 of this Plan as being entitled to receive any benefit payable under this Plan by reason of the death of a Participant, or, in the absence of such designation, the persons specified in Section 5.5.5 of this Plan.

            2.1.4. Board. "Board" means the Board of Directors of the Company as constituted at the relevant time.

            2.1.5. Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
References to a Code section shall be deemed to be to that section or to any successor to that section.

            2.1.6. Committee. "Committee" means the Compensation Committee of the Board of Directors of the Company, or any successor body to such Committee.

            2.1.7.  Company.  "Company" means International Multifoods
Corporation.

            2.1.8. Completed Deferral Cycle. "Completed Deferral Cycle" means total deferrals made and completed as specified by the Participant in his or her Permissible Deferral election either for two (2) consecutive Plan Years, if pursuant to 2.1.16(a), or for four (4) consecutive Plan Years, if pursuant to 2.1.16(b).

            2.1.9. Director. "Director" means a person serving as a member on the Board of Directors of an Affiliate.

            2.1.10. Director's Fees. "Director's Fees" of a Director for any Plan Year means that individuals total Retainer and Meeting Fees for that Plan Year.

            2.1.11. Effective Date. "Effective Date" means June 1, 1987, the date on which this Plan became effective.

            2.1.12. Enrollment Period. "Enrollment Period" means the period of March 15 through April 15 prior to a Plan Year to which a Permissible Deferral election first applies.

            2.1.13 Meeting Fees. "Meeting Fees" of a Participant for any Plan Year means the total remuneration paid by Affiliates to such individual for that Plan Year for attendance at Affiliate's board meetings and board committee meetings, excluding the Retainer, but including any amount which would be included in the definition of Meeting Fees, but for the Director's election to defer some or all of such amount pursuant to this Plan or some other deferred compensation plan established by an Affiliate.

            2.1.14. Non-Employee. "Non-Employee" means any person who is not employed as a commonlaw employee by an Affiliate.

            2.1.15. Participant. "Participant" means a Non-employee Director who elects to participate in this Plan and who is designated by the Committee as a Participant, provided that any such designation shall be contingent upon the individual being found to be insurable at standard rates by an insurance carrier selected by the Committee.

            2.1.16. Permissible Deferral. "Permissible Deferral" means either of the following options as selected by the director:

(a)  a deferral in each of the next two (2)
consecutive Plan Years of an amount or percentage of Director's Fees that is not less than 100% of the Director's
Retainer for that Plan Year, and not greater than the "maximum annual deferral" which is 100% of the Director's
Fees for that Plan Year; or

(b)  a deferral in each of the next four (4)
consecutive Plan Years of an amount or percentage of Director's Fees that is not less than 100% of the Director's
Retainer for that Plan Year, and not greater than the "maximum annual deferral" which is 100% of the Director's
Fees for that Plan Year.

Director's Fees deferrals shall be made in single sum deferrals at the time that the Director's Fees would otherwise be paid to the Director.

            2.1.17. Plan. "Plan" means the "Deferred Income Capital Accumulation Plan for Directors of International Multifood
Corporation" as set forth herein and as amended or restated from time to time.

            2.1.18.  Plan Year.  "Plan Year" means June 1 to May 31.

            2.1.19. Retainer. "Retainer" of a Participant for any Plan Year means the total remuneration paid by Affiliates to such individual for that Plan Year as a retainer for being a member of an Affiliate's board of directors, excluding Meeting Fees, but including any amount which would be included in the definition of Retainer, but for the Director's election to defer some or all of such amount pursuant to this Plan or some other deferred compensation plan established by an Affiliate.

            2.1.20.  Standard Form of Benefit.  "Standard Form of
Benefit" as to any Participant means monthly payments for a ten
(10) year period.

            Section 2.2  Gender and Number.  Except as otherwise
indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.


                       ARTICLE 3.  PARTICIPATION.

            Section 3.1 Who May Participate. Participation in this Plan is limited to those Non-employee Directors designated as Participants by the Committee provided that any such designation shall be contingent upon the individual being found to be insurable at standard rates by an insurance carrier selected by the Committee.

            Section 3.2 Time and Conditions of Participation. An eligible Director designated by the Committee for participation shall become a Participant only upon (a) the Director's completion of a Permissible Deferral election for the succeeding Plan Years during an Enrollment Period, in accordance with a form established by the Company from time to time, and (b) compliance with such terms and conditions as the Committee may from time to time establish for the implementation of this Plan, including, but not limited to, any condition the Committee may deem necessary or appropriate for the Company to meet its obligations under this Plan. A Director may make a Permissible Deferral election for any succeeding Plan Years during an Enrollment Period provided the total Permissible Deferral elections do not exceed the "maximum annual deferral" (as defined in 2.1.16.).

            Section 3.3 Termination of Participation. Once a Director has become a Participant in this Plan, participation shall continue until the first to occur: (a) payment in full of all benefits to which the Participant or Beneficiary is entitled under this Plan, or (b) the occurrence of an event specified in Section 3.4 which results in loss of benefits.

            Section 3.4 Missing Persons. If the Company is unable to locate the Participant or his or her Beneficiary for the purposes of making a distribution, the amount of a Participant's benefits under this Plan that would otherwise be considered as nonforfeitable shall be forfeited effective four (4) years after (i) the last date a payment of said benefit was made, if at least one such payment was made, or (ii) the first date a payment of said benefit was directed to be made by the Company, pursuant to the terms of this Plan if no payments had been made. If such person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated hereunder.

            Section 3.5 Relationship to Other Plans. Participation in this Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by the Company for which such Participant would otherwise be eligible.


                ARTICLE 4.  ENTRIES TO THE ACCOUNT.

            Section 4.1 Amount of Director's Fees Deferred. The Company shall post on the date the Director's Fees would otherwise be paid to the Account of each Participant the amount of Director's Fees to be deferred as designated by the Participant's Permissible Deferral election in effect for that Plan Year. In addition, the Company shall post to the Account of each Participant any amount deferred by the Participant pursuant to an agreement with an Affiliate other than under this Plan, which the Participant elects and the Company agrees to account for under this Plan.

            Section 4.2 Crediting Rate. Gains or losses shall be posted to the Account, unless provided otherwise, on a monthly basis in accordance with the Participant's irrevocable election of an investment option which will be a reference for measuring the performance of the Account. The Company intends to measure the performance of the Account in accordance with the Participant's election, but reserves the right to do otherwise. The election shall be made concurrently with the Permissible Deferral election. The Participant shall elect either a fixed rate as described in 4.2.1. or a variable rate as described in
4.2.2. A separate irrevocable election shall be made for each Permissible Deferral election.

            4.2.1. Fixed Rate. If a Participant elects a fixed rate, the Participant's Account will be credited with interest on a monthly basis at an effective annual yield equal to one hundred twenty percent (120%) of the ten-year rolling average rate of ten-year United States Treasury notes. The ten-year roiling average rate will be determined by an outside source selected by the employee benefits department of the Company once each Plan Year and will be the rate in effect for the month ending two months prior to the Plan Year to which it applies; except for the 1987
Plan Year, where the ten-year rolling average will be the rate in effect as of December 31, 1986.

            4.2.2 Variable Rate. If a Participant elects a variable rate, the Participant's Account will be credited or debited on a monthly basis as if the Account balance were invested in one or more funds selected by the Company in the proportions elected by the Participant. Initially the funds will be from the Pruco
Variable Appreciable Life Insurance Contracts and include the
Common Stock Portfolio, the Aggressively Managed Flexible
Portfolio, and the Conservatively Managed Flexible Portfolio. Participants may elect to have their Accounts treated as if invested in one or more of the funds selected, provided the election is in at least twenty-five percent (25%) increments of the Account. Participants may change their measuring fund elections for the succeeding Plan Year by giving the Committee written notice of the new election during an Enrollment Period (whether or not that Enrollment Period is prior to this Plan Year to which a Permissible Deferral election first applies). The Participant's account will be reduced by the Account's proportionate share (based on Account balances of all Participants electing a variable rate) of the annual administrative charges determined from Schedule A attached hereto, which may be amended from time to time by the Committee, and/or applicable administrative assessments.


                   ARTICLE 5.  DISTRIBUTION OF BENEFITS.

            Section 5.1  Payments After Retirement as a Director.
Payments shall be made by the Company only upon the retirement, voluntary or involuntary, of the Participant as a Director.

            Section 5.2 Form of Benefits Upon Retirement. Payments from the Account shall be made in accordance with the Standard Form of Benefit. However, the Participant in this Plan Year prior to payment of benefits may petition the Committee for, and the Committee may approve at such time, one of the following optional forms of benefit:

(a)  monthly payments over a five (5) year period; or

                  (b)  a single distribution.

            Section 5.3 Amount of Benefit. The benefit payment shall be a level amount for each twelve (12) month period calculated using the balance in the Account at the beginning of the twelve (12) month period and dividing it by the total periods remaining in the entire payment period. The benefit payment shall be adjusted each subsequent twelve
(12) month period to reflect the Account as of that time. The Account shall continue to be credited during the payment period with gains and losses as provided in Section 4.2.

            Section 5.4  Time of Payment.  Unless the Committee
determines otherwise, benefit payments shall begin no later than six (6) months after retirement as a Director. The Participant may elect to defer commencement of the payment of benefits for a period up to five
(5) years after retirement as a Director with the approval of the Committee.

            Section 5.5  Death Benefits.

            5.5.1. Death After Benefit Commencement. In the event a Participant dies on or after the time benefits commence, the remaining benefit payments, if any, shall be paid to the Participant's Beneficiary in the same manner such benefits would have been paid to the Participant had the Participant survived.
The Beneficiary may petition the Committee to make a single sum distribution as an alternative method of payment.

            5.5.2. Death Prior to Benefit Commencement. In the event a Participant dies prior to the time benefits commence, the Company shall make payments to the Beneficiary from the Participant's
Account in accordance with the Standard Form of Benefit.  The
Beneficiary may petition the Committee to make a single sum distribution as an alternative method of payment.

            5.5.3. Marital Deduction. Any benefits which become payable under this Article 5 to the surviving spouse of a participant shall be paid in a manner which will qualify such benefits for a marital deduction in the estate of a deceased Participant under the terms of Section 2056 of the Code, and unless specifically directed by a Participant pursuant to an effective beneficiary designation, any portion of a Participant's death benefit payable to a surviving spouse which remains unpaid at the death of such spouse shall be paid to the spouse's estate.

            5.5.4. Designation by Participant. Each participant has the right to designate primary and contingent Beneficiaries for death benefits payable under this Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. A beneficiary designation by a Participant shall be in writing on a form acceptable to the Committee and shall only be effective upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new beneficiary designation form. The beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.

            5.5.5. Failure to Designate Beneficiary. In the event there is no beneficiary designation on file with the Company, or all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable by reason of death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not have a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate. In the event there are benefits remaining unpaid at the death of a sole Beneficiary and no successor Beneficiary has been designated, either by the Participant or the Participant's spouse pursuant to 5.5.3, the remaining balance of such benefit shall be paid to the deceased Beneficiary's estate; or, if the deceased Beneficiary is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries.

            Section 5.6 Claims Procedure. The Committee shall notify a Participant in writing within ninety (90) days of the Participant's written application for benefits of his or her eligibility or non-eligibility for benefits under this Plan. If the Committee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provision of this Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and (4) an explanation of this Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his claim reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period. If a Participant is determined by the Committee not to be eligible for benefits, or if the Participant believes that he or she is entitled to greater or different benefits, the Participant shall have the opportunity to have his or her claim reviewed by the Committee by filing a petition for review with the Committee within sixty (60) days after receipt by him of the notice issued by the Committee. Said petition shall state the specific reasons the Participant believes he is entitled to greater or different benefits. Within sixty (60) days after receipt by the Committee of said petition, the Committee shall afford the Participant (and his or her counsel, if any) an opportunity to present his or her position to the Committee orally or in writing, and said Participant (or his or her counsel) shall have the right to review the pertinent documents, and the Committee shall notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Committee, but notice of this deferral shall be given to the Participant.


                         ARTICLE 6.  FUNDING

            Section 6.1 Source of Benefits. All benefits under this Plan shall be paid when due by the Company out of its assets or from an irrevocable trust established by the Company for that purpose. The Company may, but shall have no obligation to, make such advance provision for the payment of such benefits as the Board may from time to time consider appropriate.

            Section 6.2 No Claim on Specific Assets. In the event the Company shall determine in its discretion to make advance provision for any portion of its obligations under this Plan, any amounts so set aside, in a trust or otherwise, shall nonetheless remain the exclusive property of the Company and shall in no event be deemed to constitute a segregated fund for the benefit of any Participant. No Participant shall be deemed to have, by virtue of being a Participant in this Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on his benefits under this Plan prior to distribution. The rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under this Plan shall be those of an unsecured creditor of the Company.


               ARTICLE 7. ADMINISTRATION AND FINANCES.

            Section 7.1 Administration. The Plan shall be administered by the employee benefits department of the Company under the direction of the Committee. The Company shall bear all administrative costs of this Plan other than those specifically charged to a Participant or Beneficiary pursuant to Section 4.2 of this Plan.

            Section 7.2 Powers of the Committee. In addition to all other powers granted under this Plan, the Committee shall have all powers necessary to administer this Plan, including, without limitation, powers:

            (a)  to interpret the provisions of this Plan;

            (b) to establish and revise the method of accounting for this Plan and to maintain the Accounts; and

            (c) to establish rules for the administration of this Plan and to prescribe any forms required to administer this Plan.

            Section 7.3 Actions of the Committee. All determinations, interpretations, rules, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under this Plan.

            Section 7.4 Delegation. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation by the Committee may allow further delegations by the individual or entity to whom the delegation is made. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

            Section 7.5 Reports and Records. The Committee and those to whom the Committee has delegated duties under this Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of this Plan and for compliance with applicable law.


                  ARTICLE 8.  AMENDMENTS AND TERMINATION

            Section 8.1 Amendments. The Company, by action of the Board, may amend this Plan, in whole or in part, at any time and from time to time. Any such amendment shall be filed with this Plan documents. No amendment, however, may be effective to eliminate or reduce the benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits or the benefits, if any, in any active Participant's Account immediately before the effective date of such amendment, plus interest, gains or losses previously credited, or to be credited thereafter, in accordance with Section 4.2 of this Plan, whether or not they represent Completed Deferral Cycles.

            Section 8.2 Termination. The Company expects this Plan to be permanent, but necessarily must, and hereby does, reserve the right to terminate this Plan at any time by action of the Board. Any such termination shall not operate to eliminate or reduce benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits, or the benefits, if any, in any active Participant's Account immediately before the effective date of such termination, plus interest, gains or losses previously credited, or to be credited thereafter, in accordance with Section 4.2 of this Plan, whether or not they represent Completed Deferral Cycles.

            If this Plan shall at any time be terminated, payments from the Accounts of all Participants and Beneficiaries shall be made in a single distribution.


                    ARTICLE 9.  MISCELLANEOUS

            Section 9.1 No Guarantee of Directorship. Neither the adoption and maintenance of this Plan nor the execution by the Company of a Permissible Deferral agreement with any Director shall be deemed to be a contract between the Company and any Participant as a Director. Nothing contained herein shall give any Participant the right to be retained as a Director or to interfere with the right of the Company to discharge any Participant at any time as a Director, nor shall it give the Company the right to require any Participant to remain as a Director or to interfere with the Participant's right to terminate his or her role as a Director at any time.

            Section 9.2 Release. Any payment of benefits to or for the benefit of a Participant or a Participant's Beneficiaries that is made in good faith by the Company in accordance with the Company's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

            Section 9.3 Notices. Any notice permitted or required under this Plan shall be in writing and shall be hand delivered or sent, postage prepaid, certified or registered mail with return receipt requested, to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Participant or Beneficiary. Any such notice shall be effective as of the date of hand delivery or mailing.

            Section 9.4 Non-Alienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

            Section 9.5 Tax Liability. The Company may withhold from any payment or benefits under this Plan (and forward to the appropriate taxing authority) any taxes required to be withheld under applicable law.

            Section 9.6  Change in Control.

            Section 9.6.1 Definitions. Whenever used in this section, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined term is intended, the term is capitalized.

(a)  "Affected Participant" means any Participant or
Beneficiary with an Account in this Plan on the date
("Date") of a Change in Control of the Company except any Participant who has delivered to the Company, prior to the Date of a Change in Control of the Company, a signed letter stating that such Participant has elected not to receive a lump sum payment contemplated and provided for in Section 9.6.2 hereof
(subject to adjustment pursuant to the provisions of Section 9.6.3 hereof) in the event of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company at any time prior to the Date of a Change in Control of the Company.

(b) A "Change in Control of the Company" shall mean the occurrence of one of the following:

(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule
13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the
"Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the
"Outstanding Voting Securities"); provided, however, that for purposes of this subsection
(1), the following acquisitions shall not constitute a Change of Control of the Company:
(i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 9.6.1(b); or

(2)  individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business
Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common
Stock and Outstanding Voting Securities
immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business
Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business
Combination of the Outstanding Common Stock and
Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business
Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business
Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            Section 9.6.2. Change in Control of the Company. Notwithstanding any provisions to the contrary contained in this Plan, upon the occurrence of a Change in Control of the Company, the fact and the date ("Date") of which are to be determined finally and conclusively by the Chief Executive Officer of the Company or by the Vice President and Chief Financial Officer of the Company, to be evidenced by a letter signed by such officer, addressed and delivered to the Committee of the Board, the Account of each Affected Participant under this Plan shall automatically and simultaneously, without further action, determination or notice of any kind, be credited with interest, gains and losses, as described under Section 4.2 hereof, and the aggregate amount credited to each Affected Participant shall be paid immediately by the Company to each Affected Participant or Beneficiary of an Affected Participant, in a single distribution.

            If a Change in Control of the Company occurs and both the Chief Executive Officer of the Company and the Vice President and Chief Financial Officer of the Company fail, for any reason whatsoever, to sign, address and deliver to the Committee of the Board of Directors the letter described above in this Section
9.6.2, such failure shall not affect in any manner the obligation of the Company or the full right, title and interest of each Affected Participant under this Plan to receive from the Company the full amount of the lump sum payment determined and calculated in accordance with the foregoing provisions of this Section 9.6.2, subject to adjustment pursuant to the provisions of Section 9.6.3 hereof; and the entitlement of each Affected Participant to receive such sum from the Company shall be valid and enforceable by each Affected Participant in any state or federal court having jurisdiction thereof.

            Section 9.6.3. Parachute Payments. In the event it shall be determined that any payment by the Company to or for the benefit of the Participant hereunder (determined without regard to any additional payments required under this Section 9.6.3) (a "Payment") would be subject to the excise tax imposed by Section
4999 of the Code or any interest or penalties are incurred by the Affected Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Affected Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Affected Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Affected Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

      For purposes of these calculations, all applicable amounts shall be determined by the Company's independent auditors.

            Section 9.7 Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of this Plan.

            Section 9.8 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Minnesota, except to the extent such laws are preempted by the laws of the United States of America.




                  SCHEDULE A - ANNUAL ADMINISTRATIVE CHARGES



Portfolio Gross Crediting Rate      Annual Administrative Charge

      Up to 9.99%                                   1.40%
      10.00% to 11.99%                              1.00%
      12.00% and above                              0.00%